IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

In re PNG VENTURES, INC., et al., Debtors.1	Chapter 11 Case No. 09-13162 (Jointly Administered)

DEBTORS’ FIRST AMENDED DISCLOSURE STATEMENT IN SUPPORT OF
PLAN OF REORGANIZATION OF PNG VENTURES, INC.

Dated: December 23, 2009

FOX ROTHSCHILD LLP
Eric M. Sutty, Esquire (Bar No. 4007) 919 N. Market Street, Suite 1300 Wilmington, DE 19899-2323 Telephone: (302) 654-7444 Facsimile: (302) 656-8920
Hal L. Baume, Esquire (HB 6668) Martha B. Chovanes, Esquire (MC2019) 997 Lenox Drive, Bldg. 3 Lawrenceville, NJ 08648-2311 Telephone: (609) 896-3600 Facsimile: (609) 896-1469
Counsel for PNG Ventures, Inc., Debtors and Debtors In Possession

1 The Debtors herein are New Earth LNG, LLC, PNG Ventures, Inc., Arizona LNG, LLC, Applied LNG Technologies USA, LLC, Fleet Star, Inc. and Earth Leasing, Inc.

TABLE OF CONTENTS

4.1.           Acceptance 60

EXHIBITS:

EXHIBIT A - Plan of Reorganization
EXHIBIT B - Cash Flow Projections (5 year)
EXHIBIT C - Medley / Castlerigg Term Sheets
EXHIBIT D - Rejected Executory Contracts and Unexpired Leases
EXHIBIT E - Assumed Executory Contracts and Unexpired Leases
EXHIBIT F - Liquidation Analysis
EXHIBIT G - Creditor Trust Agreement

I.           INTRODUCTION

PNG Ventures, Inc., New Earth LNG, LLC, Applied LNG Technologies USA, LLC, Arizona LNG, LLC, Earth Leasing, Inc., and Fleet Star, Inc. (collectively, the “Debtors”) are the Debtors and Debtors-in-Possession in a chapter 11 bankruptcy case.  On September 9, 2009, the Debtors commenced their bankruptcy cases by filing voluntary chapter 11 petitions under title 11 of the United States Code, 11 U. S.C. § 101, et seq. (the “Bankruptcy Code”).  Chapter 11 of the Bankruptcy Code allows the Debtors, and under some circumstances, creditors and other parties in interest, to propose a plan of reorganization.  The plan may provide for the Debtors to reorganize by continuing to operate, to liquidate by selling assets of the estate, or a combination of both.  The Debtors are the parties proposing the Plan of Reorganization of PNG Ventures, Inc. (the “Plan”), which is included in the package provided to you.  In addition, the Plan is attached hereto as EXHIBIT “A”.  The document you are reading is the Disclosure Statement in Support of the Plan of Reorganization of PNG Ventures, Inc. (the “Disclosure Statement”).  Unless otherwise defined in this Disclosure Statement, capitalized terms used herein shall have the meanings ascribed to them in the Plan.
The Plan is a reorganizing plan.  In other words, the Plan proposed by the Debtors provides for the restructuring of the Debtors through the adjustment of certain debtor-creditor relationships.  The financial restructuring contemplated under the Plan will reduce the Debtors’ outstanding debt obligations to levels more manageable and consistent with the business operations and financial performance of the Debtors, while minimizing disruption and harm to operations.
1.1.	Purpose of This Document.

This Disclosure Statement summarizes what is in the Plan, and tells you certain information relating to the Plan and the process the United States Bankruptcy Court for the

District of Delaware (the “Bankruptcy Court”) follows in determining whether or not to confirm the Plan.
    READ THIS DISCLOSURE STATEMENT CAREFULLY IF YOU WANT TO KNOW ABOUT:

(1)           WHO CAN VOTE OR OBJECT;

(2)           THE PROPOSED TREATMENT OF YOUR CLAIM OR INTEREST (i.e., what your claim will receive if the Plan is confirmed);

(3)           THE HISTORY OF THE DEBTOR AND SIGNIFICANT EVENTS DURING THE BANKRUPTCY;

(4)           WHAT THE BANKRUPTCY COURT WILL CONSIDER WHEN DECIDING WHETHER TO CONFIRM THE PLAN;

(5)           THE EFFECT OF CONFIRMATION; and

(6)           THE FEASIBILITY OF THE PLAN.

This Disclosure Statement cannot tell you everything about your rights.  You should consider consulting your own lawyer to obtain more specific advice on how the Plan will affect you and what is the best course of action for you.
Be sure to read the Plan as well as the Disclosure Statement.  If there are any inconsistencies between the Plan and the Disclosure Statement, the Plan provisions will govern.
Bankruptcy Code § 1125 requires a Disclosure Statement to contain “adequate information” concerning the Plan.  The term “adequate information” is defined in Bankruptcy Code § 1125(a) as “information of a kind, and in sufficient detail,” about a debtor and its operations “that would enable a hypothetical reasonable investor typical of holders of claims or interests” of the debtor to make an informed judgment about accepting or rejecting the Plan.  The Bankruptcy Court has determined  that the information contained in this Disclosure Statement is adequate, and it has approved this document in accordance with Bankruptcy Code § 1125.

This Disclosure Statement is provided to (i) each creditor whose claim has been scheduled  by the Debtors as holding an undisputed, non-contingent or liquidated Claim, or who has filed a proof of claim against the Debtors, and (ii) each equity security holder whose interest has been scheduled by the Debtors as holding an undisputed, non-contingent or liquidated interest, or who has filed a proof of interest against the Debtors.  Under the Bankruptcy Code, your acceptance of the Plan may not be solicited unless you receive a copy of this Disclosure Statement prior to or concurrently with such solicitation.
1.2.	Confirmation Procedures.
(a)	Persons Potentially Eligible to Vote on the Plan.
       In determining acceptance of the Plan, votes will only be counted if submitted by a Creditor whose Claim is duly scheduled by the Debtors as undisputed, non-contingent and liquidated, or who, prior to the Confirmation Hearing, has filed with the Bankruptcy Court a proof of claim which has not been objected to (and not otherwise allowed by the Bankruptcy Court for voting purposes), disallowed or suspended prior to computation of the votes on the Plan, unless this Court orders otherwise.  The Ballot Form that you received does not constitute a proof of claim or interest.  If you are uncertain whether your claim or interest has been correctly scheduled, you should check the Debtors’ Schedules, as well as any amendments thereto, which are on file at the office of the Clerk of the Bankruptcy Court located at 824 Market Street, 3rd Floor, Wilmington, Delaware 19801 or may be accessed for a fee via the CM/ECF online docket system at http://www.deb.uscourts.gov.  The Clerk of the Bankruptcy Court will not provide this information by telephone.
THE BANKRUPTCY COURT HAS NOT YET CONFIRMED THE PLAN DESCRIBED IN THIS DISCLOSURE STATEMENT.  IN OTHER WORDS, THE TERMS OF THE PLAN ARE NOT YET BINDING ON ANYONE.  HOWEVER, IF THE BANKRUPTCY

COURT LATER CONFIRMS THE PLAN, THEN THE PLAN WILL BE BINDING ON THE DEBTOR AND ON ALL CREDITORS AND EQUITY INTEREST HOLDERS IN THIS CASE, REGARDLESS OF WHETHER ANY INDIVIDUAL CREDITOR OR EQUITY INTEREST HOLDER VOTES TO ACCEPT THE PLAN.
(b)	Who May Vote to Accept/Reject the Plan.

A Creditor or Equity Interest Holder has a right to vote for or against the Plan if that Creditor or Equity Interest Holder has a Claim or Equity Interest that is both (1) Allowed or Allowed for voting purposes and (2) classified in an Impaired Class.
(1)	What Is an Allowed Claim/Equity Interest.
As noted above, a Creditor or Equity Interest Holder must first have an Allowed Claim or Equity Interest to have the right to vote.  Generally, any proof of claim or interest will be allowed, unless a party in interest files an objection to the claim.  When an objection to a claim or interest is filed, the Creditor or Equity Interest Holder holding the claim or interest cannot vote unless the Bankruptcy Court, after notice and hearing, either overrules the objection or allows the claim or interest for voting purposes.
THE GENERAL BAR DATE FOR FILING A PROOF OF CLAIM IN THIS CASE WAS NOVEMBER 30, 2009.
A Creditor or Equity Interest Holder may have an allowed claim or interest even if a proof of Claim or Equity Interest was not timely filed.  A Claim is deemed Allowed if (1) it is scheduled on the Debtors’ schedules and such Claim is not scheduled as disputed, contingent, or unliquidated, and (2) no party in interest has objected to the claim.  An Equity Interest is deemed Allowed if it is scheduled and no party in interest has objected to the Equity Interest.

(2)           What Is an Impaired Claim/Equity Interest.
As noted above, an Allowed Claim or Equity Interest only has the right to vote if it is in a Class that is Impaired under the Plan (unless otherwise provided).  A Class is Impaired if the Plan alters the legal, equitable, or contractual rights of the members of that class.  For example, a Class comprised of General Unsecured Claims is Impaired if the Plan fails to pay the members of that class 100% of its Claim plus interest.
In this case, the Debtors believe that Classes 2, 4, 5, and 6 are Impaired.  Parties who dispute the Debtors’ characterization of its claim or interest as being Impaired or Unimpaired may file an objection to the Plan contending that the Debtors have incorrectly characterized the Class.
(c)	Who Is Not Entitled to Vote.
        The following four types of claims are not entitled to vote: (1) Claims that have been disallowed or have been objected to prior to voting on the Plan (unless otherwise allowed by the Bankruptcy Court for voting purposes); (2) Claims in Unimpaired Classes; (3) Claims entitled to priority pursuant to Bankruptcy Code § 507(a)(1), (a)(2), and (a)(8); and (4) Claims in Classes that do not receive or retain any value under the Plan.  Claims in Unimpaired classes are not entitled to vote because such classes are deemed to have accepted the Plan.  Claims entitled to priority pursuant to Bankruptcy Code §§ 507(a)(1), (a)(2), and (a)(8) are not entitled to vote because such Claims are not placed in Classes and are required to receive certain treatment specified by the Bankruptcy Code.  Claims in Classes that do not receive or retain any value under the Plan do not vote because such Classes are deemed to have rejected the Plan.  EVEN IF YOUR CLAIM IS OF THE TYPE DESCRIBED ABOVE, YOU MAY STILL HAVE A RIGHT TO OBJECT TO THE CONFIRMATION OF THE PLAN.

(d)           Time and Place of the Confirmation Hearing.
The hearing at which the Bankruptcy Court will determine whether to confirm the Plan will take place before the Honorable Christopher S. Sontchi, U.S.B.J., on March 5, 2009 at 9:00 a.m. EST, at Courtroom #6, 824 Market Street, 5th Floor, Wilmington, DE 19801.
(e)	Deadline For Voting For or Against the Plan.
       If you are entitled to vote, it is in your best interest to timely vote on the enclosed ballot and return the ballot in the enclosed envelope to:
           LOGAN & COMPANY, INC.
           546 VALLEY ROAD
           UPPER MONTCLAIR, NEW JERSEY  07043
           ATTENTION:  PNG TABULATION

Your ballot must be received by February 22, 2010 at 4:00 p.m. prevailing Eastern time or it will not be counted.
(f)	Who May Object to Confirmation of the Plan.
       Any party in interest may object to the confirmation of the Plan, but as explained below not everyone is entitled to vote to accept or reject the Plan.
(g)	Deadline For Objecting to the Confirmation of the Plan.
       Objections to the confirmation of the Plan must be filed on or before 4:00 p.m. prevailing Eastern time on February 22, 2010 with the Bankruptcy Court and served upon Debtors’ counsel at the following addresses:
Hal L. Baume, Esquire Martha B. Chovanes, Esquire Fox Rothschild LLP 997 Lenox Drive, Bldg. 3 Lawrenceville, NJ 08648-2311 Telephone: (609) 896-36000 Facsimile: (609) 896-1469

Any interested party desiring further information about the Plan should contact Debtors’ counsel at the above address.
(h)	Disclaimer.
     The financial data relied upon in formulating the Plan is based on the Debtors’ books and records and certain evaluations and projections prepared therefrom as well as a valuation of the business as a going concern and on a liquidation basis prepared by NachmanHaysBrownstein.   The Debtors’ officers provided the information contained in this Disclosure Statement.  The Debtors represent that everything stated in the Disclosure Statement is true to the Debtors’ best information, knowledge and belief.
PLEASE NOTE THAT THE APPROVAL OF THIS DISCLOSURE STATEMENT BY THE BANKRUPTCY COURT DOES NOT CONSTITUTE A RULING ON THE MERITS, FEASIBILITY OR DESIRABILITY OF THE PLAN.
II.           BACKGROUND

2.1.	Description and History of the Debtor’s Businesses.
     The Debtors consist of a consolidated group of business entities whose common parent is PNG Ventures, Inc., a publicly-held Nevada corporation (“PNG”), and who since June 30, 2008 have collectively engaged in the production, distribution, and sale of liquefied natural gas (“LNG”) to customers consisting of public utilities, industrial end-users and other fleet customers within the transportation, manufacturing, distribution, and municipal markets, primarily in California, Arizona and Nevada. The Debtors also offer turnkey fuel solutions, including delivery, equipment storage, fuel dispensing equipment, and fuel loading facilities.
The current business of the Debtors commenced on June 30, 2008, upon the acquisition of New Earth LNG, LLC, a Delaware Limited Liability Corporation (“New Earth”) by PNG in a share exchange transaction (the “Share Exchange”) with Evolution Fuels, Inc., f/k/a “Earth

Biofuels, Inc.” (“EBOF”), the former owner of the outstanding shares of New Earth.   In the Share Exchange, PNG acquired 100% of the outstanding shares of New Earth in consideration for, among others, assumption of  outstanding EBOF indebtedness encumbering the LNG business, and the issuance to EBOF of 7,000,000 shares of the common stock of PNG (the “EBOF Shares”), which EBOF subsequently transferred to the holders of its senior secured convertible exchangeable notes (the “Exchangeable Notes”)  in settlement of  approximately $70 million of  prior outstanding EBOF indebtedness. Through the acquisition of New Earth, PNG acquired the LNG business then owned and operated by Applied LNG Technologies USA, a Delaware Limited Liability Corporation (“ALT”) and Arizona LNG, LLC, a Nevada Limited Liability Corporation (“Arizona”), both wholly-owned subsidiaries of New Earth, in addition to Earth Leasing, Inc., a Texas Corporation (“Earth Leasing”) and Fleet Star, Inc., a Delaware Corporation (“Fleet Star”), each wholly-owned subsidiaries of ALT.
The Share Exchange occurred in response to a sequence of events that started in July 2006, when a small number of institutional investors, advanced $52.5 million of unsecured convertible notes to EBOF (the “Notes”). Confronted with multiple payment and other transactional defaults by EBOF under the Notes, on July 11, 2007, the Noteholders filed an involuntary chapter 7 proceeding against EBOF. Thereafter, on November 14, 2007, EBOF negotiated and executed an Interim Restructuring Agreement (the “Settlement Agreement”). Under the Settlement Agreement, the Noteholders agreed to dismiss their chapter 7 involuntary petition in return for which EBOF granted certain security interests in certain EBOF assets, including the LNG business to the Noteholders and agreed to increase the outstanding balance of the Notes to $105 million to reflect interest and penalties due under the relevant Notes and associated transactional documents. Also as part of the Settlement Agreement, EBOF was required to execute an overall corporate restructuring plan (the “Restructuring”) within 180 days that contemplated the satisfaction of the Notes through either a spin-off or sale of the LNG business. Unable to complete a sale, public offering or any other material financing transaction, the Restructuring ultimately took place as the Share Exchange in which the LNG business was spun-off to PNG and the Notes were exchanged for the Exchangeable Notes, which provided the Noteholders with the additional right to settle up to $70 million of the EBOF debt through assignment of the EBOF Shares.
Prior to June 30, 2008, PNG was an inactive blank check company whose business purpose was to identify and acquire active business opportunities to infuse value within the public shell company.
ALT is the principal operating business of the Debtors, having been organized in 1995 as an operating company for the LNG business.  Its corporate office is in Dallas, Texas, and it conducts the manufacture, distribution and sale of LNG and related products through its primary LNG manufacturing plant in Topock, Arizona, a leased transportation truck yard in Fontana, California, and a leased equipment yard in Tucson, Arizona.  ALT sells LNG to approximately 50 customers located in Arizona, California, Nevada and northern Mexico who utilize the LNG principally as transportation fuel for heavy-duty vehicle fleets. Typical customer fleet applications include city and regional busses, garbage hauling trucks, heavy-duty tractors, port drayage trucks, and various other similar applications. One of the largest markets in the U.S. for clean, vehicle-grade LNG today is Southern California and surrounding areas.  This market has been the focus of ALT’s (and its predecessor entities) efforts for over ten years.  In recent years, various federal and state governmental agencies in California, Arizona and surrounding areas have enacted environmental and clean air regulations that have served to encourage fleet operators to convert portions of their vehicle fleets to cleaner fuel alternatives such a LNG. In addition to the sale of vehicular grade LNG (99% methane gas) and related products, ALT offers turnkey fuel solutions and delivery, equipment storage, fuel dispensing equipment and fuel loading facilities. ALT sells substantially all of its LNG to fleet customers, who typically own and operate their fueling stations, but also sells a small volume of LNG to customers for non-vehicle use. ALT, through its subsidiary Fleet Star, owns one public LNG fueling station from which LNG is sold to numerous parties.  ALT sells LNG principally through supply contracts that are normally on an index-plus basis, although occasionally enter into fixed-price contracts.
Arizona was organized in 2003.  It owns the Debtors’ LNG  production (manufacturing) facility, as well as its loading equipment, insulated above-ground storage tanks and warehousing facilities in Topock, Arizona.  The Topock facility is physically located on approximately 1.8 acres of land leased from El Paso Natural Gas Company. The lease expires on December 14, 2020.  LNG is produced at the Topock, Arizona facility by processing pipeline quality natural gas through various purification applications, and then refrigerating the gas (to -260 degrees F) into a liquefied state.  Once liquefied, LNG is stored at the production facility in above ground, cryogenic storage tanks and ultimately shipped via specially-designed tractor-trailers to ALT customers.  Arizona owns 24  of these specialty LNG hauling trailers representing a sufficient number of trailers to accommodate the logistics of its shipment needs. The plant’s natural gas feedstock is supplied by an El Paso natural gas pipeline located immediately adjacent to the Topock, Arizona facility.
Fleet Star was incorporated in 1991.  It operates LNG fueling stations and related equipment. Currently it has one public fueling station in Ontario, California.

Earth Leasing was incorporated in 1993.  It operates as a leasing company for LNG equipment.
New Earth was organized in 2008 as a holding company for ALT and Arizona.  Its offices are located at 5310 Harvest Hill Road, Suite 229, Dallas, Texas 75230, the corporate headquarters for PNG and the LNG operating business.
PNG is a publicly-traded Nevada corporation incorporated in 1995.  Its shares of common stock trade on the OTC Bulletin Board under the trading symbol “PNGX.” On June 30, 2008, PNG acquired the business of the Debtors by completing the acquisition of New Earth from EBOF.   Its offices are located at 5310 Harvest Hill Road, Suite 229, Dallas, Texas 75230.  Prior to the Share Exchange, PNG was a non-operating blank check company under the direct and indirect control and/or management of Black Forest International, LLC, and/or certain of its affiliates, shareholders and/or management (“BFI”). As we discuss below under “BFI Secured Convertible Debt and Related Settlement; Dilutive Impact Toxic to Debtors’ Survival”, prior to the Share Exchange transaction, BFI used its position of control and dominion over PNG  in a self-dealing transaction to adopt a $626,250 convertible note that contains non-standard features that are toxic to the survival of the Debtors, despite a Plan of Reorganization that the Debtors have reason to believe will be accepted by the holders of over $40 million in indebtedness.
2.2.	Outstanding Indebtedness of the Debtors.
(a)	Senior Secured Credit Facility.
In connection with the Share Exchange, the Debtors entered into an Amended and Restated Senior Secured Credit Agreement in the amount of $ 34 million dated June 26, 2008 (the “Senior Secured Credit Facility”) with Fourth Third, LLC (“Medley”).  The Senior Secured Credit Facility reflects an assumption and continuation by PNG of prior credit arrangements extended by Medley to EBOF in 2007 that were secured by the assets of the LNG business.

The Senior Secured Credit Facility is secured by virtually all of the Debtors’ assets, and requires monthly payments, in advance, of interest at the annualized rate of Libor plus 7.25%, with Libor subject to a floor of 2.5%. As such, the rate in effect as of June 30, 2009 was an annualized rate of 9.75%. The Senior Secured Credit Facility also contains restrictions on the payment of dividends, capital expenditures and other customary covenants and conditions, including a covenant to maintain minimum positive EBITDA (earnings before interest, taxes, depreciation and amortization) of at least $1,050,000 for any quarter ending on or after December 31, 2008, and a requirement to maintain a fixed charge coverage ratio (as defined) of 1.10:1 for all quarters through June 30, 2009, and 1.15:1 thereafter. The Senior Secured Credit Facility also requires quarterly payments of principal, based upon 50% of quarterly EBITDA, adjusted (reduced) by principal and interest payments and certain other changes in working capital. The Senior Secured Credit Facility matures on June 26, 2010.
Effective January 1, 2009, the Debtors entered into a modification to the Senior Secured Credit Facility. The amendment deferred payment of the Debtors’ January 1, 2009 interest payment in the amount of approximately $285,000, and required additional principal payments to be made in the amount of $50,000 per month commencing April 1, 2009.
In May 2009, ALT completed the acquisition of 10 LNG hauling trailers for total consideration of $2 Million. This equipment was financed via an increase of approximately $2 million in the principal balance of the Senior Secured Credit Facility.
As of June 30, 2009, the Debtors were not in compliance with certain covenants under the Senior Secured Credit Facility, including the covenant to maintain minimum EBITDA and a minimum fixed charge coverage ratio. In addition, in May 2009 the Debtors suspended interest payments on this facility, pending completion of negotiations to restructure this debt facility. As a result, the entire principal amount of the Senior Secured Credit Facility is classified as a current liability on the Debtors consolidated financial statements as of June 30, 2009. Also, due to the loss of a material customer contract, the Debtors anticipate that they will likely not be able to meet future covenant and debt service requirements throughout the balance of 2009 and well into 2010.  As of August 21, 2009, the total amount of principal and interest due under the Senior Secured Credit Facility is in the amount of $37,454,789.70.
(b)	Line of Credit.
In connection with the Share Exchange, ALT and Arizona became the primary obligors for the repayment of a $2.5 million secured revolving line of credit provided by Greenfield Commercial Credit, L.L.C. (“Greenfield”). Repayment of the Greenfield line of credit was also guaranteed by PNG and New Earth. The Greenfield Line of Credit is secured via a senior lien on all receivables and inventory of Arizona and ALT, and bears interest at an annual rate of Libor plus 7%, with Libor subject to a floor of 2% (9.0% at June 30, 2009), and includes provisions for other monthly fees for services provided under the agreement. Including the interest rate and various fees, the Company’s average annualized effective interest rate associated with this facility is approximately 21%. As of August 28, 2009, the outstanding balance of the Greenfield line of credit was approximately $800,000.
On February 27, 2009, the maturity date on the Greenfield line of credit was amended and extended to March 1, 2010. The amendment also added a prepayment penalty in the amount of $25,000, a loan fee of .75% of the average loan amount outstanding, payable monthly, and a loan commitment fee of $25,000 paid upon execution of the amendment.

(c)           BFI Secured Convertible Debt and Related Settlement Agreement; Dilutive Impact  Toxic to Debtors’ Survival.
On or about June 5, 2008, and in anticipation of the Share Exchange, PNG issued a secured $626,250 convertible promissory note to BFI, an affiliate who was in direct and/or indirect control of PNG at the time (the “BFI Note”).  The BFI Note was assumed by PNG in the Share Exchange as part of an overall settlement between the parties with respect to prior financing provided by BFI to EBOF. The BFI Note was secured by virtually all of the Debtors’ assets, subject, however, to a Subordination and Intercreditor Agreement with Medley as to the Senior Secured Credit Facility, and an Intercreditor Agreement with Greenfield relating to the Greenfield Line of Credit.  By virtue of the foregoing, BFI’s Lien on Debtors’ assets is subject and subordinate to the Liens held by Greenfield and Medley.  After permitted payment, the principal balance of the BFI Note was subsequently reduced during August 2008 to approximately $63,000.
The BFI Note has no stated maturity date, is payable on demand, and does not permit payment in the absence of consent by the holder.  As of August 24, 2009, the principal and interest due under the BFI Note is $72,324.00.
The BFI Note was accompanied by a Settlement Agreement by and among PNG, BFI and EBOF, that, among other things, provided for a settlement of certain EBOF obligations to PNG and the agreement of PNG to execute the BFI Note.  The Settlement Agreement also contained negative covenants restricting PNG from incurring any indebtedness or issuing any securities, without the consent of BFI, until, among other things, the BFI Note was retired or converted.  When taken in conjunction with the absence of a maturity date and the toxic conversion features within the BFI Note discussed below, the negative covenants within the Settlement Agreement have, and will continue to impose a great hardship on the Debtors and effectively prohibit the subsequent financing needed to maintain the Debtors’ operation as a going concern.
The BFI Note, in the principal balance of $63,000, contains non-standard and toxic anti-dilution features that commercially preclude future equity or debt financings.  The BFI Note, while currently convertible into 700,000 PNG shares at the current conversion rate of $.09 per share,  contains anti-dilution provisions that are commercially toxic to the Debtors since: (i) they reduce the conversion rate of the note at any time PNG issues common shares or derivatives of common shares at a price of less than $10.00 per share2, despite the fact that the trading value of the common stock on the date of the BFI Note was $1.25 per share; thus, could result in the issuance of millions of additional shares to BFI without any additional capital investment on its part; (ii). under the terms of the BFI Note, the conversion price is subject to unlimited adjustments for each successive round of financing; thus, does not “re-set” to the lower post-adjustment conversion price, as is an accepted industry practice3; and (iii) the BFI Note has no

2 Determined as a reduction in  the conversion price based upon a factor, the numerator of which is the effective price of the issued shares/derivatives, and the denominator of which is $10.

3 Standard and customary anti-dilution features are ordinarily expressed by either “weighted average” or “full-ratchet” methodology.  The weighted-average methodology adjusts downward the conversion price of a derivative security (i.e. a convertible note or convertible preferred stock) by the true dilutive impact, if any, of a subsequent offering.  Weighted average methodology is considered a more accurate compensatory mechanism versus the full-ratchet methodology as the weighted average methodology takes into account the relative amounts of the original and subsequent investments as well as the difference between the conversion/sale prices of the two issuances.  The full-ratchet methodology, on the other hand, adjusts downward the conversion price of a derivative security to the price at which securities are subsequently sold by issuer, if lower than the original conversion price, regardless of the principal amount of such original investment or the subsequent investments. In the full-ratchet methodology, the price that would “trigger” the anti-dilution provision (the “Trigger Price”) is set at or near the conversion price for the derivative security in question. Once triggered by a subsequent issuance of securities at a price lower than the original Trigger Price, the new trigger price for future full-ratchet adjustments is set to be the issuance price of the securities which have just triggered the anti-dilution provision.  The anti-dilution provision in the BFI convertible note works neither like the weighted average nor the full-ratchet method. Specifically, the Trigger Price for the anti-dilution adjustment in the BFI note is set at $10 and remains at $10 regardless of the price of the subsequent issuances.  This makes the BFI anti-dilution provision excessively and unreasonably onerous for the Company as the Trigger Price would remain at the $10 despite the fact that the subsequent offerings have taken place at much lower prices.  To make matters worse, this provision would remain in effect for as long as the note is outstanding which could be indefinitely as the note has no maturity date.   The unusually large and non-customary gap between the $0.09 conversion price and $10 Trigger Price and the fact that the Trigger Price does not reset to a lower price of the most recent issuance makes the anti-dilution provision in the BFI note much more punitive than the full-ratchet method.  The example in Footnote 4 below illustrates the punitive nature of this provision as it currently exists in the BFI note.

due date; thus,  there is no ability for the Debtors to pay off the BFI Note unless BFI demands payment and the toxic impact of the adjustment features cannot be disengaged in the absence of consent by the holder.  The example identified below will illustrate how the extent of the dilution that may result from the application of the conversion provisions will prevent PNG from obtaining additional capital investment4.
The toxic features of the BFI Note were adopted prior to the June 30, 2008 Exchange Transaction, in a self-dealing transaction between BFI and PNG, which prior to June 30, 2008, was a shell corporation controlled by affiliates of BFI.
Although Debtors have attempted to address the punitive provisions of the BFI Note through negotiations, repayment and/or conversion, absent a $7 million payment demanded by its principals, BFI has been unwilling to negotiate a commercially viable solution that permits the Debtors to secure additional financing.
(d)	Convertible Debt Financing.
Effective as of August 19, 2008, PNG issued a 15% subordinated convertible note for an aggregate principal amount of $3,188,235 (the “Subordinated Convertible Note”) to Castlerigg

4The $63,000 outstanding BFI note has a conversion price of $0.09 and therefore is convertible into 700,000 shares of PNGX common shares.  Under the customary and reasonable application of the “full-ratchet” anti-dilution provision, the Trigger Price would be set at $0.09 and no adjustments to the conversion price would be required as a result of any subsequent issuances of securities above $0.09.  According to the BFI anti-dilution provision, however, the Company would be required to reduce the conversion price of the BFI note every time it issued securities at a price below $10.  If, for example, the Company issued even a single share with an effective purchase price of $1 (which is more than 10 times the current conversion price and 16 times more than the current stock price), by virtue of the $10 Trigger Price, BFI’s conversion price would be reduced to 1/10th of $0.09 or to $0.009 which would make the BFI note convertible into 7,000,000 shares.  Assuming approximately 10 million shares outstanding prior to the aforementioned adjustment, the ownership percentage of BFI would increase from approximately 7% before the adjustment to over 41% after the adjustment merely due to this draconian provision and without a single dollar of additional investment.  Since the BFI Trigger Price of $10 is “ever green”, an additional round of financing at the same issue price of $1 would further reduce the conversion price of the BFI note to 1/100th of $0.09 or to $0.0009 making the BFI note convertible into 70,000,000 shares.  This would imply a past adjustment ownership percentage of about 89% again without a single dollar of equity investment into the Company.  Confronted with this type of immediate and onerous dilution, the Company has been advised by financial investors that they would not invest in the Company.

PNG Investments, LLC (“Castlerigg”).  At that time, Castlerigg was PNG’s largest shareholder, with a beneficial ownership interest in 60.38% of the outstanding common shares of PNG, as determined in accordance with applicable rules and regulations of the SEC, which included 5.6 million PNG shares   Castlerigg acquired  from EBOF  in exchange for the surrender of $ 56 million of EBOF Exchangeable Notes.
The Subordinated Convertible Note matures on August 19, 2010 (the “Maturity Date”) however, the Maturity Date may be extended at the option of Castlerigg through August 19, 2012.  The Subordinated Convertible Note also contains cross default provisions that may accelerate maturity if the existing covenant defaults related to the Senior Secured Credit Facility  are not successfully resolved.  As a result of these cross default provisions, the entire balance has been classified on the Debtors financial statements as a current liability as of June 30, 2009.
The Subordinated Convertible Note is convertible at the option of Castlerigg at any time into shares of PNG common stock at an initial conversion price equal to $10.00 per share (“Initial Conversion Price”), and includes anti-dilution provisions that allow for future adjustment of the conversion price upon the occurrence of certain future events, including future issuances of common stock and other convertible instruments by PNG.
(e)	Notes Payable and Other Current Liabilities.
ALT and Arizona entered into a note dated September 29, 2008 in the amount of $1,802,788 with a vendor that had previously supplied, but had not received payment for, natural gas feedstocks to EBOF. The note is due on September 25, 2009, and requires monthly payments of $25,000 per month.  Under certain conditions, including the sale by PNG of its common stock in a public offering, the due date of the note may be accelerated. The balance of this note as of  August 28, 2009 was $1,023,445.  Effective June 2009, interest payments on this note were suspended. Subsequently, this vendor agreed to a settlement of this balance, subject to completion and closing of the restructuring transaction describe below.
In addition to the aforesaid note, there are other miscellaneous unsecured claims of approximately $ 6.6 million.
(f)	Other contingent liabilities.
Kelley Litigation.  In December 2008, Oliver Kendall “Ken” Kelley and certain affiliated parties including Golden Spread Energy, Inc., Cryogenic Research & Development Inc., Jack B. Kelley Enterprises, Inc., Neptune Leasing, Inc., Telluride Investments, Inc., Specialty Trailer Leasing, Inc., GSEKFT, Inc., Jack B. Kelley, Inc., Kelley Aviation Associates, Inc. (the “Kelley Parties”) filed a lawsuit against a group of defendants including PNG and Earth Leasing in the Texas state court.  The lawsuit seeks damages for the value of preferred stock that Earth Leasing was to have issued in 2006 in favor of plaintiffs, as well as dividends on this preferred stock that plaintiffs allege were due and owing.  This lawsuit also alleges that other payables are owed to the Kelley Parties.  The lawsuit seeks return of the value of equipment that was the consideration for the preferred stock and dividends and other damages. This litigation is stayed pursuant to Bankruptcy Code § 362.
In addition, in other litigation, the Kelley Parties have asserted against Arizona, ALT, Earth Leasing and Fleet Star, other claims in connection with the transactions that resulted in the 2006 acquisition of the LNG business by EBOF, and the subsequent Share Exchange.  This litigation is also pending in the Texas state court and is stayed pursuant to Bankruptcy Code § 362.
In June 2009, ALT filed a lawsuit against Ken Kelley in which it claimed tortious interference, breach of fiduciary duty, fraud, and breach of contract.

In June 2009, Jack B. Kelley, Inc., ALT’s former transportation provider and an entity related to the Kelly and affiliates group, filed a lawsuit against ALT claiming breach of contract and quantum meruit of at least $188,936.26.  In all, the various Kelley Parties have filed proofs of claims in the various Debtors bankruptcies in the total sum of over $4.7 million.
The Debtors dispute the various claims alleged in the different pieces of litigation and believe that there are valid defenses and counterclaims to these claims.  However, the Debtors continue to negotiate with the Kelley Parties to reach a settlement of their Claims.
Summary Table of Notes Payable, Convertible Debts, and Line of Credit

A summary of the Debtors’  structured debts is included in the following table (amounts in 000s):
	Long Term Debt	Current Principal Portion Long Term Debt	Notes Payable & Other	Convertible Promissory Note	Line of Credit	Total
Secured Credit Agreement	$—	$36,363	$—	$—	$—	$36,363
Line of Credit	—	—	—	—	1,504	1,504
Convertible Notes	—	—	63	3,248	—	3,311
Vendor Notes	—	—	2,672	—	—	2,672
Other (Reserve/Disputed)	—	—	947	—	—	947
Total	$—	$36,363	$3,682	$3,248	$1,504	$44,797

2.3.	Stockholders’ Equity.

(a)	Common Stock.

PNG has 10,084,738 shares of outstanding common stock.

(b)	Potential dilution.

Potential dilutive common shares outstanding are as follows:
Description	Exercise Price (1)	Conversion shares
Convertible shares:
Black Forest Note convertible debt, principal $63,000	$0.09	700,000	2
Convertible debt totaling $59,785	$0.09	664,278
Convertible debt totaling $3,188,235	$10.00	318,824
Total convertible shares as of June 30, 2009	—	1,683,102
Contingent shares:	—
Potential issuance related to Master Rights Agreement	N/A	1,100,000
Warrants:	—
Warrants on Castlerigg private debt financing	$10.00	797,059
Total potential dilutive common shares		3,580,161

(1)  Virtually all exercise prices and/or conversions are subject to adjustment and/or substantial reduction under certain circumstances.
(2)  Determined exclusive of all toxic conversion features.
2.4.	Events Leading to Bankruptcy.
     Confronted with continuous losses from operations5, both before and after the Share Exchange, and defaults under the Debtors’ Senior Secured Credit Facility in 2009, (see Paragraph 2.2(a)) and Subordinated Convertible Note (see Paragraph 2.2(d)), the Debtors have taken a number of steps to address operational issues, principally directed at reducing operating expenses, increasing customer accounts and revenues, and other measures designed to mitigate losses from operations.
In addition, prior to the commencement of these proceedings, the Debtors attempted to obtain new financing and/or recapitalize, but were unable to do so due to, among others, the toxic provisions in the BFI Note and the negative covenants within the BFI Settlement Agreement.
Unable to secure new financing from third parties, the Debtors commenced discussions with Medley and Castlerigg, as their two largest creditors, regarding: (i) a proposed out-of-court restructuring of the Debtors’ outstanding $37 million Senior Secured Credit Facility and outstanding $3.188 Subordinated Convertible Note; and (ii) an infusion of new capital into the

5 From the date of the Share Exchange (June 2008) through the most recently completed quarter as of June 30, 2009, the Debtors have incurred cumulative losses of approximately $6 million and as of June 30, 2009, the Debtors’ consolidated financial statements reflect a material deficit Shareholders’ Equity of approximately $6 million and contain going concern qualifications.  During 2007, and for the six month period prior to the Share Exchange, the LNG business then operated by EBOF, had incurred cumulative losses, respectively, of approximately $5.2 million and $4.3 million.

Debtors.  The purpose of these discussions was to restructure the finances of the Debtors in a manner sufficient to avoid the need to resort to Chapter 11 relief.
The proposed restructuring was subject to several material contingencies, including, among others: (a) elimination of the toxic features of the BFI Note (principal balance remaining of approximately $63,000) through retirement or conversion, as the BFI Note otherwise prohibits repayment; (b) reaching satisfactory arrangements for the continuation or restructuring of Debtors’ existing working capital revolving line of credit with Greenfield; (c) reaching satisfactory settlement arrangements in the current litigation, including all outstanding disputes with the Kelley Parties; and (d) reaching satisfactory settlement arrangements in connection with certain customer disputes and for the restructuring of certain outstanding notes and trade payables.
In order to facilitate the proposed out-of-court restructuring proposal, the Debtors approached BFI to discuss either conversion or payment of the BFI Note. Despite the consequences associated with a failure to restructure the BFI Note, management of BFI was unwilling to accept any of Debtors’ proposals. To the contrary, BFI demanded the sum of $7 million from the Debtors, despite having only a $63,000 balance due on the BFI Note.
In contrast, the Debtors were able to make progress with other large creditors. In addition to the preliminary understanding with Medley and Castlerigg, the Debtors have secured preliminary arrangements for the compromised settlement of approximately $3 million of vendor debt. Collectively with Medley and Castlerigg, the Debtors were able to reach tentative understandings to settle a substantial portion of their outstanding indebtedness.
Based upon the discussions with Medley and Castlerigg, and the substantial progress made with other major unsecured creditors, the Debtors needed only to resolve a relatively small percentage of unsettled trade debt, the BFI  Note as well as the Kelley Parties’ claims and litigation, in order to successfully reorganize as a viable going concern without the need to resort to Chapter 11 relief. Despite the significant progress made toward the required restructuring, an inability to secure a commercially viable settlement with BFI made it impossible to effectuate a restructuring transaction outside of a chapter 11 proceeding.
2.5.	Management of the Debtor.
The Chief Executive Officer of the Debtors is Cem Hacioglu, who was appointed the CEO in February 2009; Brad Gabbard is the Vice President of Special Projects performing many of the responsibilities required by the filing of these Chapter 11 Cases; Richard Rychlik is the Vice-President, Principal Accounting Officer; Kevin Markey is the Vice-President of Sales; and Linda Berndt is the Vice-President of Government and Public Affairs.
2.6.	Significant Events During the Bankruptcy.
(a)	Bankruptcy Proceedings.
(1)	Retained Professionals.
The Debtors have retained, pursuant to Orders entered by the Bankruptcy Court, Fox Rothschild LLP as general counsel to the debtors in possession, and Nachman Hays Brownstein as their financial advisor to perform a valuation of the going-concern value of the Debtors and to provide a liquidation analysis of the Debtors’ assets. In addition, the Debtors retained Vincent, Lopez, Serafino & Jenevein, P.C. as Special Litigation Counsel to represent the Debtors in various litigation currently pending in Texas state court, and Montgomery Coscia Greilich LLP as their auditors.
In addition, the Debtors have obtained approval from the Bankruptcy Court to retain and pay its regular non-bankruptcy professionals in the ordinary course of business.

(2)           Creditors’ Committee.
Pursuant to Bankruptcy Code § 1102(a) an Official Committee of Unsecured Creditors was formed by the Office of the United States Trustee on October 1, 2009.  The Creditors’ Committee is comprised of individuals representing the following creditors:
Ergos Technology Partners
6301 Southwest Blvd., Suite 102
Benbrook, Texas 76132
Attn:  Brian Childers

Golden Spread Energy, Inc.
3408 Airway Blvd.
Amarillo, Texas  79118
Attn:  Oliver K. Kelley

Stone Placement Inc., d/b/a Stone Management
280 Madison Avenue, Suite 703
New York, New York  10016
Attn: Ron Takakjian

The Creditors’ Committee retained, pursuant to Order of the Bankruptcy Court, Drinker, Biddle & Reath LLP as their counsel.  As of the filing of the Disclosure Statement, the Creditors Committee had not retained a financial advisor.
(3)	First Day Motions.
As of the filing of the Petitions, the Debtors filed a motion to have their cases jointly administered and requested other relief designed to stabilize the Debtors’ operations and business relationships with vendors, lenders, employees and others and preserve the value of the Company’s assets.  Specifically, the following First Day motions were filed:
Payment of Pre-petition Wages and Benefits;
Approval to Maintain Debtors’ Bank Accounts and Business Forms;
Continuation of Utilities Services to Debtors;
Approval of Payments to Critical Vendors; and

Authority to Obtain Post-Petition Financing and Use of Cash Collateral.
On or about September 14, 2009, the Bankruptcy Court granted the Company’s First Day Motions.  The First Day Motions allowed, among other  things, the payment of critical vendors and other business-related payments necessary to maintain the operation of the business.
(4)           Subsequent Motions and Actions.
On or about September 18, 2009, a notice of the commencement of the bankruptcy case was served on all known or potential creditors and other parties in interest. Vendors are being paid for goods furnished and services provided after the Petition Date in the ordinary course of business.
On October 21, 2009, the Court entered a Final Order for Authority to Obtain Post-Petition Financing and Use of Cash Collateral which permitted Debtors to continue its pre-petition lending relationship with Greenfield, as well as use the Cash Collateral of Greenfield and Medley.
Since the Petition Date, the Debtors have also received approval from the Court (i) to incur post-petition liability for a $250,000 loan from Castlerigg PNG DIP Lender, LLC for the payment of insurance, (ii)  to enter into a post-petition office lease with the Debtors present landlord as the Debtors existing lease had expired, (iii) to establish procedures for interim compensation and reimbursement of expenses of Professional Persons, and (iv) fixing a bar date for the filing of pre petition claims.  In addition, Debtors have recently filed motions to extend their exclusive period to file a plan and solicit acceptances thereto, and extend their time to assume or reject non residential property leases.  Much of the Debtors’ time and efforts have been expended in trying to reach a settlement of a number of disputes with the Kelley Parties since the Debtors believed that a reasonable settlement thereof would significantly benefit the Debtors’ Estate.
The Bankruptcy Court has established November 30, 2009 as the deadline for filing proofs of claim (the general claims bar date), thereby requiring the Company’s creditors to submit proofs of claim for alleged liabilities not paid and/or damages incurred arising from or related to periods prior to the Petition Date, including claims for goods received by the Debtors within 20 days prior to the Petition Date for which the creditor seeks to assert administrative priority pursuant to Bankruptcy Code § 503(b)(9). The proof of claim forms were required to be filed with the Court approved Claims Agent, Logan & Company, Inc.(the “Claims Agent”), at 546 Valley Road, Upper Montclair, New Jersey  07043 so as to be received by the Claims Agent no later than November 30, 2009 at 4:00 p.m. prevailing Eastern Time. There may be differences between the amounts at which any such liabilities are recorded in the Debtors’ financial statements and the amount claimed by creditors. Significant litigation may be required to resolve any such disputes or discrepancies.
(b)	Procedures Implemented to Resolve Financial Problems.
As of the Petition Date, the Debtors made significant strides in rehabilitating its operations and trimming unnecessary costs and, overall, streamlining operations and working towards restructuring their debt with both their secured and unsecured creditors and expect to continue to make progress with respect to same during these Proceedings.
(c)	Section 341(a) Meeting of Creditors.
On October 8, 2009, the Debtors appeared at the section 341(a) meeting of creditors in the Chapter 11 Cases conducted by the United States Trustee.

(d)           Schedules and Statements.
The Debtors filed with the Bankruptcy Court its Schedules and Statement of  Financial Affairs (the “Schedules”) on September 24, 2009.
(e)	Current and Historical Financial Information.
Debtors continue to generate receivables.  Based on both pre and post petition discussions with Medley and Castlerigg, the Debtors believe they will be able to restructure their existing debt and secure post-petition Plan funding of $ 8.075 million from Castlerigg. As such, the Debtors are optimistic of their ability to meet their projections and satisfy their obligations under the Plan.  Attached hereto as EXHIBIT “B” are cash flow projections for the Reorganized Debtors’ operations after the Effective Date.
III.           SUMMARY OF PLAN OF REORGANIZATION

The following table summarizes the classification and treatment of Claims and Equity Interests under the Plan.  For certain Classes of Claims, the actual amounts of Allowed Claims could exceed or could be less than the amount estimated by the Debtors in calculating the estimated recoveries set forth in the table below.  Accordingly, no representation can be or is being made with respect to whether the estimated percentage recoveries shown below will actually be realized by the holders of Allowed Claim in any particular Class.
Class	Type of Claim or Equity Interest	Treatment	Estimated Recovery
--	Administrative Expense Claims	Except to the extent Holder agrees to a different treatment, paid in full in Cash on the later of Allowance Date or Effective Date, or in accordance with the terms and conditions relating to obligations incurred in the ordinary course of business during pendency of Chapter 11 Case.	100%

--	Priority Tax Claims	Except to the extent Holder agrees to a different treatment, either paid in full in Cash on the later of Allowance Date or Effective Date, or paid in regular installments with statutory interest over a term of five years from the Petition Date.	100%
1	Priority Non-Tax Claims	Unimpaired; except to the extent paid prior to the Effective Date or Holder agrees to a different treatment, paid in full, in Cash on the later of Allowance Date or Effective Date.	100%
2	Medley Secured Claim

Impaired.  Secured Claim of approx. $37.5 million to be compromised for cash payment of $5.5 million, restructured secured loan of $9.8 million, New PNG Common Stock constituting 66% of the outstanding New PNG Common Stock and a release of all claims by the Debtors and third parties.
			40.8% of Allowed Secured Claim and 66% of New PNG Common Stock
3	Greenfield Secured Claim	Unimpaired. Loans to Reorganized Debtors and payments to continue in accordance with existing loan documents or as otherwise agreed between the parties.	100%
4	Black Forest Claim	Impaired. Full amount of Allowed Claim of $72,324.00 to be paid in Cash on Effective Date, if Class accepts Plan.	100%
5	General Unsecured Claims	Impaired. Allowed General Unsecured Claims to receive Pro Rata share of the Creditor Fund.	Pro Rata share of the Creditor Fund
6	Old Equity Interests	Impaired. All Old Equity Interests to be cancelled and will receive or retain nothing.	0%

What follows is a summary of the Plan, which is qualified in its entirety by the full text of the Plan, which is attached hereto as EXHIBIT “A”.  Capitalized terms utilized herein, unless otherwise defined, shall have the meaning ascribed thereto in the Plan.  The Plan, if confirmed by the Bankruptcy Court, will be binding upon the Debtors and its Creditors and Holders of Equity Interests.  All Creditors and Holders of Equity Interests are encouraged to read the Plan carefully.  The Plan classifies Claims and Equity Interests in various Classes and also provides for the payment of non-classified Claims.  The Plan states whether each Class of Claims or Interests is Impaired or Unimpaired.  The Plan provides the treatment each Class will receive.
3.1.	Treatment of Administrative Expenses and Priority Tax Claims.
Pursuant to Bankruptcy Code § 1123(a), certain types of claims are not placed into voting classes.  They are not considered Impaired, and they do not vote on the Plan because they are automatically entitled to specific treatment provided in the Bankruptcy Code.  As such, Administrative Expense Claims and Priority Tax Claims are treated separately pursuant to the terms set forth in this Section.
(a)	Administrative Expenses and Fees.
(1)	Administrative Expense Claims.
All Administrative Expenses incurred during the pendency of the Chapter 11 Case will be paid on the later of the Effective Date or on the date such Administrative Expense Claim is Allowed by the Bankruptcy Court, unless a particular claimant agrees to a different treatment; provided, however, that Allowed Administrative Expense Claims representing liabilities incurred in the ordinary course of business by the Debtors or liabilities arising under loans made or advances extended to the Debtors, whether or not incurred in the ordinary course of business, shall be paid in full and performed by the Reorganized Debtors in the ordinary course of business consistent with past practice and in accordance with the terms and subject to the conditions of any agreements governing, instruments evidencing, or other documents relating to such transactions.

(2)           Professional Claims.
All Persons seeking an award by the Bankruptcy Court of compensation for services rendered and/or reimbursement of expenses incurred through and including the Effective Date under Bankruptcy Code §§ 330 or 331 or entitled to the priorities established pursuant to Bankruptcy Code §§ 503(b)(2), (b)(3), (b)(4) or (b)(5) and 507(a) shall (a) file their respective final applications for allowance of compensation for services rendered and reimbursement of expenses incurred through the Effective Date by no later than the date which is sixty (60) days after the Effective Date, or such other date as may be fixed by the Bankruptcy Court and (b) if granted such an award by the Bankruptcy Court, be paid in full in Cash in such amounts as are Allowed by the Bankruptcy Court, at the option of the Reorganized Debtors, (i) on the later of the Effective Date and the date upon which such Administrative Expense Claim becomes an Allowed Administrative Expense Claim, or as soon thereafter as is practicable, (ii) upon such other terms as may be mutually agreed upon between such holder of an Administrative Expense Claim and the Reorganized Debtors or (iii) in accordance with the terms of any order entered by the Bankruptcy Court.
All Professionals shall submit to Debtors’ counsel, no later than five (5) business days before the Confirmation Hearing, an estimate of their fees and expenses for the time period up to and including the date of Confirmation, for which they anticipate they will seek Court approval.
(3)	Statutory Fees.
All quarterly fees due and owing to the United States Trustee pursuant to 28 U.S.C. § 1930 through the date on  which the Plan is confirmed shall be paid in full in Cash on the Effective Date.  Such fees that are due after the Effective Date until such time as all objections to administrative claims and priority tax claims are fully resolved, shall be paid by the

Reorganized Debtors, with the exception that any fees due for the disbursement of the additional approximately $450,000 Excise Tax Rebate shall be paid by the Creditor Trustee.  Thereafter, all quarterly fees due and owing to the United States Trustee pursuant to 28 U.S.C. §  1930 shall be paid by the Creditor Trustee in Cash when due.
(4)	Administrative Claims Other Than Ordinary Course or Professional Person Claims and Administrative Claim Bar Date.
The Holder of an Administrative Expense Claim, other than (a) a Claim for compensation for services rendered and/or reimbursement of expenses by a Professional Person, or (b) a liability incurred and paid in the ordinary course of business by the Debtors, must file with the Bankruptcy Court and serve on the Debtors and their counsel, notice of such Administrative Expense Claim within thirty (30) days after the Effective Date.  Such notice must include, at a minimum (i) the name of the Holder of such Claim, (ii) the basis of the Claim, and (iii) the amount of the Claim.  Failure to file such notice timely and properly shall result in the Administrative Expense Claim being forever barred and discharged.  This provision shall not modify the provisions of any Order fixing a Bar Date for any Administrative Expense Claim.  Without limiting the generality of the foregoing, this provision shall not extend the Bar Date for any Claims which were required to be filed on or before such Bar Date.
(b)	Priority Tax Claims.
Except to the extent that a holder of an Allowed Priority Tax Claim has been paid by the Debtors prior to the Effective Date or agrees to a different treatment, each Holder of an Allowed Priority Tax Claim shall receive, in full and complete settlement, satisfaction and discharge of its Allowed Priority Tax Claim, at the sole option of the Reorganized Debtors: (i) Cash in an amount of such Holder’s Allowed Claim on the Effective Date; or (ii) in accordance with the provisions of Bankruptcy Code § 1129(a)(9)(c), the amount of such Holder’s Allowed Claim, plus interest accrued at the applicable statutory rate, in regular equal annual installment payments in Cash, of a total value, as of the Effective Date, equal to the amount of such Claim over a period of five years after the Petition Date.  Such payments shall be made, with interest at the regular statutory rate, in monthly installments commencing on the first day of the first month following the Effective Date and ending on that month which expires on a date which is on or before five years from the Petition Date; provided, however, that the Reorganized Debtors shall have the right to pay any Allowed Priority Tax Claim, or any remaining balance, in full, at any time on or after the Effective Date, without premium or penalty.  Under the Plan, Holders of Allowed Priority Tax Claims against the Debtors shall not be entitled to any payments on account of any post Petition Date interest or penalty with respect to or in connection with an Allowed Priority Tax Claim.  Any such Claim or demand for any post Petition Date interest or penalty will be discharged upon the entry of the Confirmation Order by Bankruptcy Code § 1141(d)(1), and the Allowed Priority Tax Claim Holder shall not assess or attempt to collect such accrued interest or penalty from the Debtors, Reorganized Debtors or its property.  The Debtors have estimated the Priority Tax Claims are approximately $ 1 million of which approximately $450,000 relate to the Excise Tax Rebate.
3.2.	Classification and Treatment of Claims and Equity Interests.
(a)	General Overview.
As required by the Bankruptcy Code, the Plan classifies Claims and Equity Interests in various Classes according to their right to priority of payments as provided in the Bankruptcy Code.  The Plan states whether each Class of Claims or Equity Interests is Impaired or Unimpaired.  The Plan provides the treatment each Class will receive under the Plan.  Claims are classified for all purposes, including voting, confirmation and distribution pursuant to the Plan as set forth in this Article III.

(b)           Substantive Consolidation
Confirmation of this Plan shall effect a substantive consolidation of the Debtors for the specific purposes set forth in the Plan.
The Debtors aver that the common business purpose, common secured creditors, some common unsecured creditors and lack of prejudice to any creditor will permit the deemed substantive consolidation for purposes of the Plan of Reorganization.  The Debtors issue consolidated financial statements and will file consolidated tax returns.  The Liens held by Medley securing its approximate $37,450,000 Claim encumber all of the assets of all of the Debtors which have a going concern value, as well as liquidation value, far less than the amount of such secured claim.  Therefore, on a non-consolidated basis, unsecured creditors of the individual Debtors would receive nothing upon liquidation of the assets of the respective individual Debtors and on a consolidated basis, unsecured creditors of all of the Debtors would also receive nothing upon liquidation of all of the Debtors.
Accordingly, as of the Effective Date: (a) all assets (and proceeds thereof) and liabilities of the Debtors shall be deemed merged and treated as though they were merged into the Reorganized Debtor; (b) no distributions shall be made under the Plan on account of any inter-company Claims (i.e. between and among each Debtor) and all such inter-company Claims shall be eliminated; (c) all Claims against any Debtor for which one or more of the Debtors is also liable, whether such liability is joint, several or joint and several, and whether it is primary or secondary, will be merged into a single Claim against the consolidated Reorganized Debtor; and (d) each and every Claim filed or to be filed in any of the Cases shall be deemed filed against the consolidated Reorganized Debtor, and shall be deemed one Claim against the Consolidated Reorganized Debtor.  Such substantive consolidation shall not (other than for purposes of effectuating the terms of this Plan) affect the legal and corporate structures of the Debtors.  Notwithstanding the substantive consolidation provided for herein, each and every Debtor shall remain responsible for the payment of quarterly fees pursuant to 28 U.S.C. § 1930 to the Office of the United States Trustee until such time as a particular Case pertaining to such Debtor is closed, dismissed or converted.
Unless the Bankruptcy Court has ordered the deemed substantive consolidation  of the Debtors’ estates for Plan and voting purposes before the Confirmation Hearing, the Plan will serve as, and will be deemed to be, a motion for entry of an order substantively consolidating the Debtors’ estates for Plan purposes only.  If no objection to the deemed substantive consolidation is timely filed and served by the date as may be established by the Bankruptcy Court, an order approving the deemed substantive consolidation (which may be the Confirmation Order) may be entered by the Bankruptcy Court.  If any such objections are timely filed and served, a hearing with respect to substantive consolidation of the Chapter 11 Cases and the objections thereto will be scheduled by the Bankruptcy Court, which hearing may, but is not required to, coincide with the Confirmation Hearing.
If the Bankruptcy Court authorizes the Debtors to consolidate for voting and distribution purposes fewer than all of the Classes of Claims sought to be consolidated for these purposes, pursuant to Bankruptcy Code § 1122, the Debtors may proceed with separate classifications for any such non-consolidated Classes.  If the Debtors elect to proceed with separate classifications for any such non-consolidated Classes of Claims and Interests, such Classes of  Claims and Interests will be treated as against each individual non-consolidated Debtor for voting and distribution purposes.  In such event, each Class of Claims and Interests shall be divided into subclasses; one for each of the Debtors.  In some situations a particular Debtor may not have any claims asserted against it in a particular Class.
(c)	Designation of Classes Under the Plan.
Each Holder of a Claim, as defined in Bankruptcy Code § 101(4), of whatever nature, whether or not scheduled, liquidated or unliquidated, absolute or contingent, including all Claims arising from the rejection of executory contracts and unexpired leases, will be bound by the provisions of the Plan.  The Plan contains six (6) classifications of Claims and Equity Interests, as follows:
Class	Status
Class 1 – Priority Non Tax Claims	Unimpaired
Class 2 – Medley Secured Claim(Fourth Third)	Impaired
Class 3 – Greenfield Secured Claim	Unimpaired
Class 4 – BFI Claim	Impaired
Class 5 – General Unsecured Claims	Impaired
Class 6 – Old Equity Interests	Impaired

(d)	Class 1 - Priority Non Tax Claims.
Allowed Non Tax Priority Claims will be paid in Cash on the Effective Date.  Debtors estimate that they do not have any Allowed Claims in this class and therefore will need $0.00 on the Effective Date to fund this Class.
(e)	Class 2 – Medley Secured Claim.
Medley will receive, in full settlement, satisfaction, discharge and release of its Secured Claim of approx. $37.45 million, the following:  (i) Cash payment in the amount of $5.5 million on the Effective Date, (ii) a restructured loan in the principal amount of $9.8 million (the “Medley NSSTL”) secured by a first priority Lien, pari-passu with Castlerigg, on all assets of the Reorganized Debtors, except for Accounts Receivable and Inventory of ALT and Arizona for which Medley and Castlerigg will share a second priority Lien on a pari-passu basis, subject to any Lien held by Greenfield, or its successor in interest with respect to the Greenfield Secured Claim, and except for  a first priority lien in favor of Medley on the Debtors' existing fleet of twenty-four (24) cryogenic trailers and any and all proceeds from a refinancing, sale or other disposition of all or a some of such trailers (collectively the "Trailers"), which lien shall be senior to a second priority lien in favor of Castlerigg in the Trailers, in the manner described in the Plan and in a form and substance of which, including all collateral documents relating thereto, shall be acceptable to Medley; (iii) 13,200,000 shares of New PNG Common Stock, which equates to approximately 66% of the entire balance of outstanding shares of New PNG Common Stock on the Effective Date, and (iv) in exchange for and in consideration of the compromise by Medley of its Allowed Secured Claim, Debtors and their bankruptcy estates and all other Creditors and Equity Interest Holders release and forever waive and discharge Medley, its respective affiliates, (past and present) parent companies and subsidiaries, members, partners, successors, heirs, assigns and representatives of any and all claims, causes of action, damages, demands, debts, expenses, judgments, losses, liabilities, obligations, rights or suits, whether matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity, or  otherwise that are based in whole or in part, on any act, omission, transaction, event or other occurrence taking place on or prior to the Effective Date relating in any way to the Debtors or the case, pursuant to the terms set forth in the Term Sheet attached hereto as EXHIBIT “C”.  The release to Medley shall be binding upon and shall inure to the to the benefit of the Reorganized Debtors.
Medley has agreed to reduce its secured debt only upon receipt of  releases of any and all Claims that the Debtors and any third party may be able to bring against them arising out of their relationship with the Debtors, both before and after the Petition Date, including without limitation, in connection with the Share Exchange, the loans to the Debtors and their predecessors, and any potential claims arising from these Chapter 11 Cases.  In the event that the Third Party Releases are not obtained, Medley has advised Debtors that it will not reduce its Allowed Secured Claim as provided herein which will result in no payment to any claims other than those of the Class 2 claimants.  Debtors estimate that they will require $5.5 million on the Effective Date to fund this Class.
(f)	Class 3 – Greenfield Secured Claim.
The Plan shall not in any way alter the legal, equitable or contractual rights to which the Holder(s) of Greenfield Secured Claim is entitled since on and after the Effective Date Greenfield shall continue making loans to and receiving payments thereon from the Reorganized Debtors, as successor to the Debtors, pursuant to the existing loan agreements and related documents between Debtors and Greenfield, including those agreements which were entered after the Petition Date with Court approval under which Greenfield provided post Petition Date financing to the Debtors during the Chapter 11 Cases secured by a Lien on the property securing the Greenfield Secured Claim, which provided for the pay down of the Greenfield Secured Claim, and Greenfield shall retain the Lien on the property securing any unpaid balance of the Greenfield Secured Claim and any loans made by Greenfield to the Reorganized Debtors after the Petition Date and after the Effective Date.  Because the Debtors and Greenfield will continue their business relationship substantially in the form existing prepetition, Debtors estimate that no additional funds will be required on the Effective Date to fund this Class.
(g)	Class 4 – BFI Claim.
The Holder of the BFI Claim, for settlement purposes, shall receive the following treatment, in full satisfaction, settlement, release and discharge of, and in exchange for such BFI Claim and/or any and all Claims and Liens that the Holder(s) of the BFI Claim may have against the Debtors and their property:  Payment in full in Cash on the Effective Date of the Allowed BFI  Claim in the amount of $72,324.00 if BFI votes to accept the Plan and does not object to Confirmation.  Debtors estimate that they will require $72,324.00 dollars on the Effective Date to fund this class of creditors pursuant to the Plan.  In the event, however, that BFI does not vote to accept the Plan and/or objects to any aspect of the Plan or the confirmation thereof (including the treatment provided herein), the BFI Claim shall be subordinated either: a) pursuant to the Inter-creditor and Subordination Agreement entered into between Medley and BFI, in which case Medley shall be entitled to receive whatever distribution BFI is entitled to receive on account of the BFI Claim, and/or b) to the holders of Allowed General Unsecured Claims in Class 5 pursuant to Bankruptcy Code § 510(b), and the BFI Claim shall receive the same treatment provided to Old Equity Interests in Class 6, receive nothing under the Plan and will be deemed to have rejected the Plan.
(h)	Class 5 – General Unsecured Claims.
Holders of Allowed General Unsecured Claims, except for those Allowed General Unsecured Claims subordinated pursuant to Bankruptcy Code § 510(b) (the “Allowed Subordinated Claims”),  shall receive the following treatment, in full satisfaction, settlement, release and discharge of, and in exchange for, such Allowed General Unsecured Claim and/or any and all Claims that the Holder(s) may have as follows: (1) Cash payment of its Pro Rata share of the Class 5 Fund, (2) 1,500,000 shares of New PNG Common Stock, which are to be distributed to the Holders of Allowed General Unsecured Claims on the Effective Date, on a Pro Rata basis.  It is expected that the aggregate number of shares of New PNG Common Stock to be distributed to the Holders of Allowed General Unsecured Claims shall approximate 7.5% of the outstanding New PNG Common Stock on the Effective Date.  Debtors estimate that they will require approximately $1.2 million dollars (the “Unsecured Creditors Fund”) to fund the Holders of Class 5 Allowed Claims.  The Unsecured Creditors Fund shall be funded by (i) $700,000 of the $750,000 paid to the Creditor Trustee on the Effective Date;  (ii) a net payment of approximately an additional $450,000 upon receipt by the Debtors of excise tax return credits; and (iii) the net proceeds, after payment of legal costs and fees, of the monies recovered from Preference Actions brought by the Creditor Trustee.  The Debtors will have to pay the excise tax of approximately $450,000 in order to receive the tax rebates, which will result in a return of the initial $450,000 tax payment and tax credits of approximately $450,000, for the total net return of $450,000, which shall be used to fund the Unsecured Creditors Fund.
With respect to Preference Actions, the Debtors have not yet undertaken a detailed analysis of the nature and amount of any Preference Actions and therefore do not have a specific list which includes all of the Preference Actions that may be brought by the Creditor Trustee on behalf of the Creditor Trust for the benefit of all holders of Allowed General Unsecured Claims.  Pursuant to the bankruptcy schedules filed by the Debtors, payments made within 90 days of the Petition Date totaled $10,814,086.73 and payments made to insiders between 90 days and 1 year of the Petition Date totaled approximately $400,000. However, Debtors believe that these payments, for purposes of whether or not they are recoverable as preferences, are subject to substantial defenses and therefore Debtors can not accurately estimate the potential Preference Action Recoveries with respect to same.
As previously stated, the Assigned Preference Actions do not include any potential Preference Action against Medley, Castlerigg, El Paso Natural Gas, Conoco Phillips and Cryogenic Transportation Inc.  The Debtors have reviewed potential Preference Actions against El Paso Natural Gas, Conoco Phillips and Cryogenic Transportation Inc.  The aggregate payments made to these parties within 90 days of the Petition Date totaled approximately $4.5 million.  The Debtors do not believe that payments to these parties would constitute recoverable Preference Actions as follows:  Payments to Cryogenic and Conoco were all pre payments for goods or services to be provided.  Any payments to El Paso were either pursuant to the settlement agreement which is being assumed under the Plan, or for current goods or services rendered and were paid in the ordinary course.   In addition, Medley and Castlerigg, as the major equity holders of the Reorganized Debtors have insisted that, inter alia, these three parties be exempt from any preference actions due to the critical need by the Debtor for their continued provision of goods and services.  It should be noted that El Paso and Cryogenic were approved by the Court as critical vendors.
As provided in the plan, in consideration, inter alia, for its compromise of its allowed secured claim, Medley is to be given a release by Debtors and their bankruptcy estates of any claims against it and, in consideration for its funding of the Plan, Castlerigg shall also be given a release by the Debtors and their bankruptcy estates of all claims.
The Debtors are unaware of any other avoidance action claims against any creditors or other parties in interest.
There are currently over $ 14 million in proofs of claims filed as unsecured claims. However, many of these claims are for the same claims filed against more than one Debtor.  In addition, the Debtors believe that all but approximately $6.6 million of the proofs of claims will be subject to subordination under Bankruptcy Code § 510(b) (the “Allowed Unsecured Subordinated Claims”).  The Debtors therefore estimate that there will be approximately $ 6.6 million of Allowed Unsecured Claims that are not Allowed Unsecured Subordinated Claims thus resulting in Holders of Allowed Unsecured Claims receiving a payment of approximately $.15 to $.18 cents on the dollar in Cash (depending upon the amount of fees, costs and expenses of the

Creditor Trustee to administer the Creditor Trust) plus their Pro Rata share of the Creditor Stock, plus their Pro Rata share of the net proceeds of any Preference Action Recoveries.  The Allowed  Unsecured Subordinated Claims shall be treated for Plan purposes as if they are holder(s) of Class 6 Allowed Old Equity Interests and shall receive no distribution on account of their Allowed Unsecured Subordinated Claims.
(i)	Class 6 – Old Equity Interests.
Holders of Allowed Old Equity Interests (which include Allowed Unsecured Subordinated Claims) shall receive no distribution on account of such Old Equity Interests and will retain no property on account of such Old Equity Interests due to the fact that the assets and operations of the Debtors are insufficient to pay all creditors in full, the liquidation preference applicable to the shares of Old Equity Interests is worth zero.
(j)	Objections to and Resolution of Administrative Expense Claims and Claims.
Except as to applications for allowance of compensation and reimbursement of expenses under Bankruptcy Code §§ 330, 331 and/or 503, the Reorganized Debtors shall, on and after the Effective Date, have the exclusive right to make and file objections to Administrative Expense Claims and Claims.  On and after the Effective Date, the Reorganized Debtors shall have the authority to compromise, settle, otherwise resolve or withdraw any objections to Administrative Expense Claims and Claims (other than Class 5 General Unsecured Claims) and compromise, settle or otherwise resolve Disputed Administrative Expense Claims and Disputed Claims (other than Disputed Class 5 General Unsecured Claims) without approval of the Bankruptcy Court.  Unless otherwise ordered by the Bankruptcy Court, the Debtors and, on and after the Effective Date, the Reorganized Debtors, shall file all objections to Administrative Expense Claims that are the subject of proofs of Claim or requests for payment filed with the Bankruptcy Court (other than applications for allowances of compensation and reimbursement of expenses) and Claims

(other than Class 5 General Unsecured Claims) and serve such objections upon the Holder of the Administrative Expense Claim or Claim as to which the objection is made as soon as is practicable, but in no event later than thirty (30) days after the Effective Date or such later date as may be approved by the Bankruptcy Court.  Notwithstanding anything to the contrary contained in this Disclosure Statement, the Creditor Trustee, and not the Debtors or Reorganized Debtors, shall, on and after the Effective Date, have the exclusive right to make and file objections to Class 5 General Unsecured Claims.
(k)	No Distribution Pending Allowance.
Notwithstanding any other provision of the Plan, no Pro Rata share of  Cash and/or New PNG Common Stock shall be distributed under the Plan on account of any Disputed Claim unless and until such Claim is deemed Allowed.
(l)	Estimation.
The Debtors or the Creditor Trustee may, at any time, request that the Bankruptcy Court estimate any contingent or Disputed Claim pursuant to Bankruptcy Code § 502(c) regardless of whether the Debtors and/or the Creditor Trustee have previously objected to such Claim.  In the event the Bankruptcy Court estimates any contingent or Disputed Claim, the estimated amount may constitute a maximum limitation on such Claim, as determined by the Bankruptcy Court.  Notwithstanding this, the Debtors, the Reorganized Debtors or the Creditor Trustee may elect to pursue any supplemental proceedings to object to the allowance and payment of such Claim.  All of the aforementioned Claims objection and estimation procedures are cumulative and not exclusive of one another.
(m)	Reserve for Disputed General Unsecured Claims.
On and after the Effective Date, the Creditor Trustee shall hold in  segregated reserve accounts (the “Disputed Claims Reserve”), Cash and New PNG Common Stock in an aggregate amount sufficient to distribute its pro rata share of Cash and New PNG Common Stock to each Holder of a Disputed Claim at the time distributions are made pursuant to the Plan the amount of Cash and New PNG Common Stock that such Holder would have been entitled to receive if such Claim had been an Allowed Claim on the Effective Date.  Nothing contained herein shall be deemed to entitle the Holder of a Disputed Claim to post-Petition Date interest on such Claim.
(n)	Allowance and Payment of Disputed Claims.
If, on or after the Effective Date, any Disputed Claim is deemed Allowed, the Creditor Trustee, shall by the sixtieth (60th) Day of the first month following the month in which such Claim is Allowed, distribute from the Disputed Claims Reserve to the Holder of such Allowed Claim the amount of Cash and New PNG Common Stock that would have been distributed to such Holder under the Plan on the date(s) distribution(s) previously was/were made to Holders of Allowed General Unsecured Claims had such Claim been an Allowed Claim on such date(s).  If as of the date the Disputed Claim is deemed Allowed, no such distribution was required, then the Creditor Trustee shall make said distribution from the Disputed Claims Reserve at the time all of the Holders of Allowed Claims receive their respective distributions.
(o)	Release of Cash and New PNG Common Stock from Disputed Claims Reserve.
If at any time or from time to time after the Effective Date, there shall be Cash and/or New PNG Common Stock in the Disputed Claims Reserve in an amount in excess of the Reorganized Debtors’ maximum remaining distribution obligations to the then existing Holders of Disputed Claims under the Plan, then the Creditor Trustee shall make such excess Cash and/or New PNG Common Stock available to the Reorganized Debtors generally to satisfy the costs of administering and consummating the plan or otherwise.

3.3.           Acceptance or Rejection of the Plan.
(a)	Voting of Claims.
Each Holder of an Allowed Claim in an Impaired Class of Claims pursuant to Article IV of the Plan is entitled to vote to accept or reject the Plan.  For purposes of calculating the number of Allowed Claims in a Class of Claim that have voted to accept or reject the Plan under Bankruptcy Code § 1126(c), all Allowed Claims in such Class held by a Person or any Affiliate thereof shall be aggregated and treated as one Allowed Claim in such Class.
(b)	Elimination of Vacant Classes.
Any Class of Claims that is not occupied as of the date of the commencement of the Confirmation Hearing by an Allowed Claim or a Claim temporarily Allowed under Bankruptcy Rule 3018 shall be deemed eliminated from the Plan for purposes of voting to accept or reject the Plan and for purposes of determining acceptance or rejection of the Plan by such Class pursuant to Bankruptcy Code § 1129(a)(8).
(c)	Nonconsensual Confirmation.
If any Impaired Class of Claims or Equity Interests entitled to vote shall not accept the Plan by the requisite statutory majorities provided in Bankruptcy Code § 1126(c), the Debtor reserves the right to amend the Plan in accordance with Article XI thereof or undertake to have the Bankruptcy Court confirm the Plan under Bankruptcy Code § 1129(b) or both.  With respect to any Impaired Classes of Claims or Equity Interests that are deemed to reject the Plan, the Debtor shall request that the Bankruptcy Court confirm the plan under Bankruptcy Code § 1129(b).

3.4.           Executory Contracts and Unexpired Leases.
(a)	Assumption of Executory Contracts and Unexpired Leases.
(1)	Executory Contracts and Unexpired Leases.
Pursuant to Bankruptcy Code §§ 365(a) and 1123(b)(2), all executory contracts and unexpired leases that exist between the Debtors and any Person or Entity shall be deemed assumed by the Debtors on the Confirmation Date and effective as of the Effective Date, except for any executory contract or unexpired lease (i) that has been rejected pursuant to an order of the Bankruptcy Court entered prior to the Confirmation Date, (ii) as to which a motion for approval of the rejection of such executory contract or unexpired lease has been filed and served prior to the Confirmation Date; or (iii) that is listed as a rejected executory contract or unexpired lease on EXHIBIT “D” attached hereto.
(2)	Approval of Assumption or Rejection.
Entry of the Confirmation Order shall, subject to and upon the occurrence of the Effective Date, constitute the approval, pursuant to Bankruptcy Code §§ 365(a) and 1123(b)(2), of (i) the assumption of the executory contracts and unexpired leases assumed pursuant to Article VII of the Plan, and (ii) the rejection of the executory contracts and unexpired leases to be rejected pursuant to Article VII of the Plan.
(3)	Cure of Defaults.
Except as may otherwise be agreed to by the parties, any and all undisputed defaults under any executory contract or unexpired lease assumed by the Debtors pursuant to Article VII of the Plan shall be satisfied by Cure, in accordance with Bankruptcy Code § 365(b)(1) and as provided for in the Plan.  In the event of a dispute regarding (a) the amount of any Cure payment, (b) the ability of the Reorganized Debtors to provide “adequate assurance of future performance” within the meaning of Bankruptcy Code § 365 under the contract or lease to be assumed, or (c) any other matter pertaining to assumption, the Cure payment(s) required shall be made following the entry of a Final Order resolving the dispute.  All disputed defaults that are required to be Cured shall be Cured either within thirty (30) days of the entry of a Final Order determining the amount, if any, of the Reorganized Debtors’ liability with respect thereto, or as may otherwise be agreed to by the parties.  The Debtors estimate that there are no costs to Cure.  The executory contracts and unexpired leases to be assumed under the Plan along with the Cure amounts pursuant to the Debtors’ books and records are set forth on EXHIBIT “E” attached hereto.  The executory contracts to be rejected pursuant to Debtors’ books and records are set forth on EXHIBIT “D” attached hereto.
(4)	Objections to Assumption of Executory Contracts and Unexpired Leases.
Any party objecting to the Debtors’ proposed assumption of an executory contract or unexpired lease must file and serve a written objection to the assumption of such contract or lease within the deadline set for objecting to Confirmation of the Plan.  The Bankruptcy Court shall resolve all disputes regarding assumption of executory contracts and unexpired leases at the Confirmation Hearing.  Failure to file an objection within the stated time limit shall constitute consent to the assumption of the lease or contract, including an acknowledgement that the proposed assumption provides adequate assurance of future performance by the Debtors and that the Cure is accurate and sufficient for purposes of Bankruptcy Code § 365.
(5)	Bar Date for Rejection Damages Claims.
If the rejection of any executory contract or unexpired lease gives rise to a Claim by the other party or parties to such contract or lease, the Claim Holder must file and serve on the Debtors and Debtors’ counsel a proof of claim within thirty (30) days after the earlier of (i) the date of entry of the first order of the Bankruptcy Court rejecting the executory contract or unexpired lease, or (ii) such other date as may be fixed by the Bankruptcy Court.  Failure to file and serve such proof of claim shall serve as a waiver of any such Claim, and the Holder of such Claim shall be forever barred from asserting such Claim against the Debtor.
(6)	Compensation and Benefit Programs.
All health care, severance plans, performance-based incentive plans, workers’ compensation programs and life, disability, directors and officers liability and other insurance and similar plans are treated as executory contracts under the Plan and shall, on the Effective Date, be deemed assumed by the Debtors in accordance with Bankruptcy Code §§ 365(a) and 1123(b)(2).
3.5.	Means for implementation of the Plan.
(a)	Funding for the Plan.
(1)	Cash.
In addition to Cash the Debtors will have on hand from normal business operations, it is estimated that the Debtors will require approximately $ 8.075 million of cash to fund the Plan pursuant to the terms set forth on the plan funding term sheet attached hereto as EXHIBIT “C” (“Plan Funding Term Sheet”).  Based on preliminary discussions prior to the bankruptcy filing with interested parties and continuing discussions post-petition, the Debtors believe they will be able to enter a post Petition Date plan funding agreement with all necessary parties including Castlerigg  and Medley that will contain the terms conditions to funding amounts needed to effectuate the Plan and restructure the Medley Secured Claim, including, without limitation, due diligence analysis of the Plan and the Debtors’ operation satisfactory to Castlerigg and a return to Castlerigg for such funding of a minimum of the following: (i) a restructured loan in the principal amount of $5.5 million (the “Castlerigg NSSTL”), on the terms described generally in the Plan Funding Term Sheet, to be held on a pari-passu basis with the

Medley NSSTL, except as otherwise noted herein and in the Plan, the form and substance of which, including all collateral documents relating thereto, shall be in a form acceptable to Castlerigg; and (ii) approximately 5,300,000 shares of New PNG Common Stock, which equates to approximately 26.50% of the entire balance of outstanding shares of New PNG Common Stock on the Effective Date, and a release from all holders of Claims and Interests.  As a condition to funding the Plan as set forth herein, Castlerigg shall require that all Creditors and Equity Interest Holders give general releases to Castlerigg, as set forth more fully in section 5.3. The Cash infusion, and debt and equity component of the Plan funding arrangement is to be provided on the terms described generally in the Plan Funding Term Sheet.
(2)           Creditor Trust.
On the Effective Date, in accordance with the Confirmation Order:                       The Creditor Trust Assets will be irrevocably transferred and assigned to the Creditor Trust, and will be managed for the benefit of all holders of Allowed General Unsecured Claims pursuant to the terms of the Plan and of the Creditor Trust Agreement.  The Estate’s title to the Creditor Trust Assets will pass to the Creditor Trust on the Effective Date, free and clear of all claims, liens and interests of creditors and interests of equity security holders in accordance with Bankruptcy Code 1141.  The Creditor Trustee will pay, or otherwise make distributions on account of, all Allowed General Unsecured Claims against the Debtors in accordance with the Plan.
Notwithstanding anything to the contrary contained in this Disclosure Statement or the Plan, in the event of a conflict or inconsistency between the Disclosure Statement or Plan and the Creditor Trust Agreement, the terms of the Creditor Trust Agreement shall control.

(2)           Post-Confirmation Operations.
As indicated by the Projections attached hereto as EXHIBIT “B”, the Debtors anticipate that the Reorganized Debtors will have sufficient cash flow from post-Confirmation operations to fund its ongoing operations and any remaining payment obligations under the Plan.
(b)	Cancellation and Issuance of Securities.
(1)	Cancellation of Old Equity Interests.
On the Effective Date: (1) the Old Equity Interests  shall be cancelled, extinguished and of no further force and effect solely as to the Debtors, and the Reorganized Debtors shall not have any continuing obligations thereunder; and (2) the obligations of the Debtors pursuant, relating, or pertaining to any agreements, indentures, certificates of designation, bylaws, or certificate or articles of incorporation or similar documents governing or relating to, the Old Equity Interests or any other instrument or document directly or indirectly evidencing or creating any indebtedness or obligation of or ownership interest in the Debtors giving rise to any Claim or Equity Interest, shall be released and discharged.
(2)	Issuance of New PNG Common Stock.
On the Effective Date, the Reorganized PNG will issue and deliver, in accordance with the provisions hereof, the shares of New PNG Common Stock to the Holders of Allowed Claims in Classes 2 and 5.
(3)	Section 1145 Exemption.
Pursuant to Bankruptcy Code § 1145(a), the offering, issuance, distribution, transfer or exchange of any security contemplated by this Plan, or the making or delivery of an offering memorandum or other instrument of offer or transfer under this Plan, and any and all settlement agreements incorporated therein, including the New PNG Common Stock, shall be exempt from section 5 of the Securities Act or any similar state or local law requiring the registration for offer or sale of a security or registration or licensing of an issuer or a security prior to offering, issuance, distribution or sale of securities.  In addition, under Bankruptcy Code 1145 any securities contemplated by the Plan, including the New PNG Common Stock, will be freely tradable by the recipients thereof, subject to (i) the provisions of Bankruptcy Code § 1145 relating to the definition of an underwriter in section 2(a)(11) of the Securities Act, and compliance with any rule and regulations of the Securities and Exchange Commission, if any, applicable at the time of any future transfer of such securities or instruments; (ii) the restrictions, if any, on the transferability of such securities and instruments; and (iii) applicable regulatory approval.
(4)	Continued Listing as a Public Company.
As it is, the intention of the Debtors to maintain PNG as a publicly-traded company, the reorganized PNG shall use reasonable efforts to list the New PNG Common Stock on a national securities exchange or for quotation on a national automated interdealer quotation system on the Effective Date.  Entities receiving distributions of New PNG Common Stock, by accepting such distributions, shall be deemed to have agreed to cooperate with the Reorganized PNG’s reasonable requests to assist them in their efforts to list the New PNG Common Stock on such national exchange or quotation system.
(c)	Distributions Under the Plan.
(1)	Plan Administration.
All distributions under the Plan shall be made by the Disbursing Agent or the Creditor Trustee in accordance with the provisions of the Plan.
(2)	Dates of Distributions.
Distributions shall be made on the Distribution Dates in accordance with the Plan. Any distribution required to be made on the date on which a Claim becomes an Allowed Claim will be deemed to be made on such date if the distribution is made on the nearest Distribution Date occurring after such date.
(3)	Manner of Distributions.
At the option of the Disbursing Agent and Creditor Trustee, any cash distributions required under the Plan may be made in Cash, by wire transfer or by a check drawn on a domestic bank.  No distributions shall be made on Claims that are less than ten ($10.00) dollars in amount, unless request is made, in writing, to the Creditor Trustee.  Distributions of New PNG Common Stock to the Holders of Allowed Claims will be made as follows: (a) at the address set forth in the Debtors’ Schedules, unless superseded by the address set forth on the proofs of Claim filed by Holders of Claims, or (b) at the address set forth in any written notice of address change delivered to the Creditor Trustee after the date of filing of any proof of Claim.
(4)           Intercompany Claims.
Any inter-company claims by any of the Debtors which may be on the books for accounting purposes shall not share in the Unsecured Creditors Fund and shall be eliminated.
(5)	Undeliverable and Unclaimed Distributions.
If any Holder’s distribution is returned as undeliverable, the Disbursing Agent and Creditor Trustee will take reasonable steps to attempt to deliver the distribution to the Holder of the Allowed Claim.  Any Holder of an Allowed Claim that does not advise the Disbursing Agent and/or Creditor Trustee that it has not received its, his or her distribution within four (4) months after the date of attempted distribution will have its, his or her Claim for such undeliverable distribution discharged and will be forever barred from asserting any such Claim against the Creditor Trustee or the Reorganized Debtors or their property.  Distributions must be negotiated within 120 days of the date of distribution.  Any distributions which are undeliverable and unclaimed or have not been cashed within the time periods set forth above, shall become available for distribution to the Holders of Allowed Claims in accordance with the Plan and the Holder of an unclaimed or undeliverable distribution shall not be entitled to any further distribution under the Plan.
(6)	Fractional Shares.
No fractional shares of New PNG Common Stock shall be distributed under the Plan.  When any distribution on account of an Allowed Claim pursuant to the Plan would otherwise result in the issuance of a number of shares of  New PNG Common Stock that is not a whole number, the actual distribution of shares of New PNG Common Stock shall be rounded as follows:  (i) fractions of ½ or greater shall be rounded to the next higher whole number and (ii) fractions less than ½ shall be rounded to the next lower number.  The total number of shares of New PNG Common Stock to be distributed to a Class of Claims shall be adjusted as necessary to account for the rounding provided in this section of the Plan.
(d)	Post-Confirmation Management.
(1)	Board of Directors of the Debtors.
On the Effective Date, the Reorganized Debtors’ directors will initially consist of not more than seven (7) and not less than five (5) directors, and the presence of a majority of directors (including each of the Investor Directors, as that term is defined in the Term Sheets) is required to constitute a quorum of the Board.  Castlerigg will be entitled to nominate one (1) individual to the Board (the “Castlerigg Director”) and to nominate each successor to the Castlerigg Director.  Medley will be entitled to nominate one (1) individual to the Board (the “Medley Director”) and to nominate each successor to the Medley Director.
(2)	Other Management of the Debtors.
On the Effective Date, Cem Hacioglu, who is presently the Chief Executive Officer of the Debtors shall serve as Chief Executive Officer of the Reorganized Debtors.  Linda

Berndt shall serve as Vice President of Government and Public Affairs of the Reorganized Debtors, Kevin Markey serve as Vice President of Sales and Operations, Brad Gabbard shall serve as Vice President of Finance and Richard Rychlik shall serve as Vice-President, Principal Accounting Officer.
(e)	Corporate Action.
On the Effective Date, all actions contemplated by the Plan will be deemed authorized and approved in all respects (subject to the provisions of the Plan) and shall be deemed to have occurred and shall be in effect from and after the Effective Date pursuant to all applicable law and regulations without any requirement of further action by the Reorganized Debtors.
On the Effective Date, the appropriate officers of the Reorganized Debtors are authorized  and directed to execute and to deliver any and all agreements, documents and instruments and make all distributions contemplated by the Plan and/or necessary for the Consummation of the Plan.
(f)	Dissolution of Creditors’ Committee.
On the Effective Date and upon the creation of the Creditor Trust, the powers and duties of the Creditors’ Committee will terminate and the Committee will cease to exist.  The professionals retained by the Creditors’ Committee and the members thereof shall not be entitled to compensation or reimbursement of expenses for any services rendered or expenses incurred after the Effective Date, except for services rendered and expenses incurred in connection with any applications by such professionals or Creditors’ Committee members for allowance of compensation and reimbursement of expenses pending on the Effective Date or timely filed after the Effective Date as provided in the Plan, as approved by the Court.  As of the Effective Date, all claims, rights or causes of action of any kind or nature of the Estate that the Creditors’ Committee may hold, control or have the right to prosecute, shall be deemed null and void.

3.6.           Conditions to Effective Date.
The occurrence of the Effective Date is subject to the satisfaction, or joint and express written waiver by the Debtors of each of the following conditions:
(a)           the Confirmation Order has become a Final Order; and
(b)           Castlerigg has provided the required Cash to fund the Plan as set forth in the Plan, and Castlerigg, Medley and the Debtors have executed all necessary documents necessary to effectuate the Plan.
(c)           The Creditor Trustee has accepted, in writing, the terms of his service and compensation and has executed the Creditor Trust Agreement and provided any bond required by the Court, the Creditor Trust has been established and received all sums it is to receive under the Plan.
The Debtors in their sole discretion, may waive the Final Order condition in subpart (a) above at any time from and after the Confirmation Date.   In that event, the Debtors will be entitled to render any or all of its performance under the Plan prior to what otherwise would be the Effective Date if the above-referenced conditions were not waived, including, but not limited to, the right to perform under any circumstances which would moot any appeal, review or other challenge of any kind to the Confirmation Order if the Confirmation Order is not stayed pending such appeal, review or other challenge.
3.7.	Retention of Jurisdiction.
Notwithstanding entry of the Confirmation Order, or the occurrence of the Effective Date or “substantial consummation” of the Plan, the Chapter 11 Case having been closed, or a Final Decree having been entered, the Bankruptcy Court shall have and retain jurisdiction of matters arising out of, and related to the Chapter 11 Case and the Plan under, and for the purposes of,

Bankruptcy Code §§ 105(a), 1127, 1142 and 1144 and for, among other things, the following purposes:
(1)           To consider any modification of the Plan under Bankruptcy Code § 1127 and/or modification of the Plan before “substantial consummation” as defined in Bankruptcy Code § 1101(2) and to consider any modification of the Plan to cure any defect or omission, or reconcile any inconsistency in the Plan, the Disclosure Statement, or in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order.
(2)           To hear and determine pending applications for the assumption or rejection of executory contracts or unexpired leases, if any, and allowance of Claims resulting therefrom.
(3)           To determine any and all pending adversary proceedings, applications, and contested matters pending on, filed or commenced as of the Confirmation.
(4)           To determine any and all adversary proceedings, applications, and contested matters filed or commenced by the Reorganized Debtors or the Creditor Trustee after the Confirmation Date, including, without limitation, Causes of Actions.
(5)           To ensure that distributions are accomplished as provided in the Plan.
(6)           To hear and determine any objections to Administrative Expense Claims, to proofs of Claim, or to Claims and Equity Interests filed and/or asserted both before and after the Confirmation Date, including any objections to the classification of any Claim or Equity Interest, and to allow or disallow any disputed Administrative Expense Claim, other Claim, or Equity Interest, in whole or in part, and any request for estimation of Claims.
(7)           To protect the property of the estate from adverse Claims or interference inconsistent with the Plan, including to hear actions to quiet or otherwise clear title to such property based upon its exclusive ownership of claims and causes of action retained under the Plan.
(8)           To hear and determine matters pertaining to abandonment of property of the estate and to recover all Assets of the Debtors’ and property of the estate, wherever located.
(9)           To (a) enter and implement such orders as may be appropriate in the event  the Confirmation Order is for any reason stayed, revoked, modified, or vacated; (b) to issue such orders in aid of execution of the Plan as may be necessary and appropriate, to the extent authorized by Bankruptcy Code § 1142; and (c) to interpret and enforce any Orders previously entered in the Chapter 11 Case to the extent such Orders are not superseded or inconsistent with the Plan.
(10)           To hear and determine all applications for compensation and reimbursement of expenses of Professional Persons under Bankruptcy Code §§ 330, 331, and 503(b) for services rendered and expenses incurred prior or subsequent to the Confirmation Date.
(11)           To hear and determine all litigation, causes of action and all controversies, suits and disputes that may arise in connection with the interpretation, implementation or enforcement of the Plan, including but not limited to, any and all litigation and/or causes of action brought by the Debtors or Reorganized Debtors, whether such litigation and/or causes of action is/are commenced either prior to or after the Effective Date.
(12)           To hear and determine matters concerning state, local, and federal taxes in accordance with Bankruptcy Code §§ 345, 505, and 1146.
(13)           To enter a Final Decree closing the Chapter 11 Case.
(14)           To issue any order in aid of implementation of the Plan.

(15)           To consider and act on the compromise and settlement of any litigation, Claim against or cause of action on behalf of the estate.
3.8.	Failure Of Bankruptcy Court To Exercise Jurisdiction.
If the Bankruptcy Court abstains from exercising or declines to exercise jurisdiction, or is otherwise without jurisdiction over any matter arising under, arising in or related to the Bankruptcy Case, including any of the matters set forth in the Plan, the Plan shall not prohibit or limit the exercise of jurisdiction by any other court of competent jurisdiction with respect to such matter.
3.9.	Other Plan Provisions.
(a)	Governing Law.
Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules), the internal laws of the State of Delaware shall govern the construction and implementation of the Plan and any agreements, documents, and instruments executed in connection with the Plan, without regard to the conflict of laws provisions of the State of Delaware.
(b)	Post-Effective Date Fees and Expenses.
From and after the Effective Date, the Reorganized Debtors shall, in the ordinary course of business and without the necessity of any approval by the Bankruptcy Court, pay the reasonable fees and expenses of professional persons thereafter incurred by the Reorganized Debtors, including without limitation, those fees and expenses incurred in connection with the implementation and consummation of the Plan.
(c)	Compliance With Tax Requirements.
In connection with the Plan, the Debtors shall comply with all withholding and reporting requirements imposed by federal, state, local and foreign taxing authorities.  Under Bankruptcy

Code § 1146(a), the issuance, transfer, or exchange of a security, or the making or delivery of an instrument of transfer or merger agreement and related documents under the Plan shall not be taxed under any law imposing a stamp tax or similar tax.
(d)	Severability.
Should any provision in the Plan be determined to be unenforceable, such determination shall in no way limit or affect the enforceability and operative effect of any and all other provisions of the Plan.
(e)	Successors And Assigns.
The rights, benefits and obligations of any Person named or referred to in the Plan shall be binding upon, and shall inure to the benefit of, the heir, executor, administrator, successor or assign of such Person.
(f)	Reliance.
The Reorganized Debtors, the Disbursing Agent and the Creditor Trustee, theirs agents, employees and professionals, while acting in their capacity as Plan administrator, including but not limited to, objecting to Claims, making Distributions to Creditors holding Allowed Claims, and approving settlement of actions, as the case may be, shall be permitted to reasonably rely on any certificates, sworn statements, instruments, reports, claim dockets, schedules, or other documents reasonably believed by it to be genuine and to have been prepared or presented by the Bankruptcy Court Clerk’s Office, the Debtors, and the Debtors’ Professional Persons.
(g)	Bar Date for Administrative Expense Claims.
The Confirmation Order will establish an Administrative Claims Bar Date for filing Administrative Expense Claims (other than for Professional Person Claims), which will be thirty (30) days after the Effective Date of the Plan.  Holders of asserted Administrative Expense Claims not paid before the Effective Date shall submit proofs of claim on or before such

Administrative Claims Bar Date or forever be barred from doing so.  The notice of Confirmation to be delivered under Bankruptcy Rules 3020(c) and 2002(f) will set forth such date and constitute notice of this Administrative Claims Bar Date.  The Reorganized Debtors shall have sixty (60) days (or such longer period as may be allowed by order of the Bankruptcy Court) following the Administrative Claims Bar Date to review and object to such Administrative Expense Claims before a hearing for determination of allowance of such Administrative Expense Claims.
(h)	Withdrawal or Modification of the Plan.
The Debtors reserve the right to withdraw the Plan at any time before the entry of the Confirmation Order, in which event the Plan shall be deemed null and void and be of no force and effect as if it had never been drafted or filed.
The Debtors may alter, amend or modify the Plan at any time before Confirmation, provided that the Plan, as altered, amended or modified, satisfies the conditions of Bankruptcy Code §§ 1122 and 1123, and the Debtors shall have complied with Bankruptcy Code § 1125.  However, the Bankruptcy Court may require a new disclosure statement and/or re-voting on the Plan if Debtors modify the plan before Confirmation.
The Debtors may also seek to alter, amend or modify the Plan at any time after Confirmation so long as (1) the Plan has not been substantially consummated, (2) as altered, amended or modified the Plan satisfies the conditions of Bankruptcy Code §§ 1122 and 1123, and (3) the Bankruptcy Court authorizes the proposed modification after notice and a hearing under Bankruptcy Code § 1129.
A Holder of a Claim that has accepted the Plan shall be deemed to have accepted the Plan, as altered, amended or modified, if the proposed alteration, amendment or modification does not materially and adversely change the treatment of the Claim of such Holder.  Prior the

Effective date, the Debtors may make appropriate technical non-material modifications to the Plan or the Disclosure Statement without further order or approval of the Bankruptcy Court, provided that such technical modifications do not adversely affect the treatment of Holders of Claims or Equity Interest.
The Debtors further reserve the right to modify the treatment of any Allowed Claims at any time after the Effective Date of the Plan upon the consent of the Creditor whose Allowed Claim treatment is being modified, so long as no other Creditors are materially adversely affected.
(i)	Good Faith.
Confirmation of the Plan will constitute a finding that the Plan has been proposed in good faith and in compliance with all applicable provisions of the Bankruptcy Code.
(j)	Post-Confirmation Conversion/Dismissal.
A creditor or party in interest may bring a motion to convert or dismiss the Bankruptcy Case under Bankruptcy Code § 1112(b), after the Plan is confirmed, if there is a default in performance of the Plan or if cause exists under Bankruptcy Code § 1112(b).  If the Bankruptcy Court orders the case converted to chapter 7 after the Plan is confirmed, then all property that had been property of the chapter 11 estate, and that has not been disbursed pursuant to the Plan, will re-vest in the chapter 7 estate, and the automatic stay will be re-imposed upon the re-vested property only to the extent that relief from stay was not previously granted by the Bankruptcy Court during this case.  In addition, any Allowed Claims for Administrative Expenses which are not paid on the Effective Date shall continue to be entitled to administrative priority, under Bankruptcy Code. § 507(a)(1) in any such subsequent Chapter 7 case to which this case is converted.

(k)	Post-Confirmation Quarterly Fees.
Quarterly fees pursuant to 28 U.S.C. § 1930(a)(6) continue to be payable to the Office of the United States Trustee post-confirmation until such time as the case is converted, dismissed, or  closed pursuant to Final Decree.
IV.           CONFIRMATION REQUIREMENTS
PERSONS OR ENTITIES CONCERNED WITH CONFIRMATION OF THE PLAN SHOULD CONSULT WITH THEIR OWN ATTORNEYS BECAUSE THE LAW ON CONFIRMING A PLAN OF REORGANIZATION IS VERY COMPLEX.  The following discussion is intended solely for the purpose of alerting readers about basic confirmation issues, which they may wish to consider, as well as certain deadlines for filing claims.  The proponents CANNOT and DO NOT represent that the discussion contained below is a complete summary of the law on this topic.
Many requirements must be met before the Bankruptcy Court can confirm a Plan.  Some of the requirements include that the Plan must be proposed in good faith, that creditors or interest holders have accepted the Plan, that the Plan pays creditors at least as much as creditors would receive in a Chapter 7 liquidation, and that the Plan is feasible.  These requirements are not the only requirements for confirmation.
4.1.	Acceptance.
(a)	Votes Necessary for a Class to Accept the Plan.
A Class of Claims is considered to have accepted the Plan when more than one-half (½) in number and at least two-thirds (2/3) in dollar amount of the Allowed Claims that actually voted, voted in favor of the Plan.

(b)	Votes Necessary to Confirm the Plan.
If Impaired Classes exist, the Bankruptcy Court cannot confirm the Plan unless (1) at least one Impaired Class has accepted the Plan without counting the votes of any insiders within that class, and (2) all Impaired Classes have voted to accept the Plan, unless the Plan is eligible to be confirmed by “cramdown” on non-accepting classes.
4.2.	Liquidation Analysis.
Another confirmation requirement is the “Best Interest Test”, which requires a liquidation analysis.  Under the Best Interest Test, if a Holder of a Claim or Equity Interest is in an Impaired Class and that Holder of a Claim or Equity Interest does not vote to accept the Plan, then that Holder of a Claim or Equity Interest must receive or retain under the Plan property of a value not less than the amount that such Holder would receive or retain if the Debtors were liquidated under Chapter 7 of the Bankruptcy Code.
In order to calculate what creditors would recover in a chapter 7 liquidation, the Bankruptcy Court must first determine the aggregate dollar amount that would be generated from the Debtors’ assets if the Chapter 11 Case was converted to chapter 7 and the assets were liquidated by a trustee in bankruptcy.  Conversion of the Chapter 11 Case to a Chapter 7 Case will necessarily entail additional Administrative Claims, as there will be an additional layer of Administrative Expenses flowing from the appointment of a chapter 7 trustee, which will have priority with respect to unencumbered assets.  Further, the chapter 7 trustee will likely also employ Professional Persons, many of the same types of Professionals Persons already retained by the Debtors, to assist him or her in the administration of the Debtors’ estate.  However, the chapter 7 trustee would likely retain different Professional Persons than currently involved, resulting in a duplication of efforts, as the chapter 7 trustee’s professionals learn, at the estate’s expense, what the Debtors’ Professional Persons already know.  Further, distributions would be significantly delayed, as the chapter 7 trustee and related professionals attempted to familiarize themselves with the case background and fully administer the case, as distributions in a chapter 7 would not occur until the end of the case.  After liquidation of assets, Secured Creditors are paid first from the sales proceeds of properties and other assets upon which the Secured Creditor has a Lien.  Administrative Claims are paid next.  Next, Unsecured Creditors are paid from any remaining sales proceeds, according to each creditors’ respective rights to priority under the Bankruptcy Code.  Unsecured Creditors with the same priority share in proportion to the amount of its Allowed Claims.  Finally, Equity Interest Holders receive the balance that remains after all Creditors are paid, if any.
In order for the Bankruptcy Court to be able to confirm the Plan, the Bankruptcy Court must find that all Creditors and Equity Interest Holders who do not accept the Plan will receive at least as much under the Plan as such Holders would receive under a chapter 7 liquidation.  The Debtors and their financial advisors, Nachman Hays Brownstein, have evaluated the return to Holders of Claims under the Plan and have compared that anticipated return with what they believe will be realized if a forced liquidation occurs in a chapter 7.  Based on this evaluation and the assumptions set forth in the liquidation analysis affixed hereto as EXHIBIT “F”, Debtors and their financial advisors believe that unsecured creditors will obtain a recovery from the estate under the Plan of  a value in excess of what otherwise would be available if the assets of the Debtors were liquidated and distribution made pursuant to chapter 7 of the Bankruptcy Code.
The Debtors believe that in the event of a liquidation of its assets in a chapter 7, Holders of Allowed General Unsecured Claims would receive nothing on account of their respective Claims.

The liquidation analysis contains estimates of the amount of Claims that will ultimately be Allowed Claims.  These estimates are based solely upon NachmanHays’ review of  the Debtors’ books and records.  No order has been entered to date estimating or otherwise fixing the amount of Claims in the projected amounts of Allowed Claims set forth in the liquidation analysis.  These estimates should not be relied upon for any other purpose, including, without limitation, any determination of the value of any distribution to be made on account of Allowed Claims under the Plan.
With respect to Preference Actions, the Debtors have not yet undertaken a detailed analysis of the nature and amount of any Preference Actions and therefore do not have a specific list which includes all of the Preference Actions that may be brought by the Creditor Trustee on behalf of the Creditor Trust for the benefit of all holders of Allowed General Unsecured Claims.  Pursuant to the bankruptcy schedules filed by the Debtors, payments made within 90 days of the Petition Date totaled $10,814,086.73 and payments made to insiders between 90 days and 1 year of the Petition Date totaled approximately $400,000. However, Debtors believe that these payments, for purposes of whether or not they are recoverable as preferences, are subject to substantial defenses and therefore Debtors can not accurately estimate the potential Preference Action Recoveries with respect to same.
As previously stated, the Assigned Preference Actions do not include any potential Preference Action against Medley, Castlerigg, El Paso Natural Gas, Conoco Phillips and Cryogenic Transportation Inc.  The Debtors have reviewed potential Preference Actions against El Paso Natural Gas, Conoco Phillips and Cryogenic Transportation Inc.  The aggregate payments made to these parties within 90 days of the Petition Date totaled approximately $4.5 million.  The Debtors do not believe that payments to these parties would constitute recoverable

Preference Actions as follows:  Payments to Cryogenic and Conoco were all pre payments for goods or services to be provided.  Any payments to El Paso were either pursuant to the settlement agreement which is being assumed under the Plan, or for current goods or services rendered and were paid in the ordinary course.   In addition, Medley and Castlerigg, as the major equity holders of the Reorganized Debtors, have insisted that, inter alia, these three parties be exempt from any preference actions due to the critical need by the Debtor for their continued provision of goods and services.  It should be noted that El Paso and Cryogenic were approved by the Court as critical vendors.
As provided in the plan, in consideration, inter alia, for its compromise of its allowed secured claim, Medley is to be given a release by Debtors and their bankruptcy estates of any claims against it and, in consideration for its funding of the Plan, Castlerigg shall also be given a release by the Debtors and their bankruptcy estates of all claims.
The Debtors are unaware of any other avoidance action claims against any creditors or other parties in interest.
Based upon the foregoing, the Debtors respectfully submits that the Creditors will fare far better under the proposed Plan than under a chapter 7 liquidation and urges all Creditors to vote to accept the Plan.
4.3.	Feasibility.
Another requirement for confirmation involves the feasibility of the Plan, which means that confirmation of the Plan is not likely to be followed by the liquidation or the need for further financial reorganization of the Debtors or any successor to the Debtors under the Plan, unless such liquidation or reorganization is proposed in the Plan.
There are at least two important aspects of a feasibility analysis.  The first aspect considers whether the Debtors will have enough Cash on hand on the Effective Date of the Plan to pay all the claims and expenses that are entitled to be paid on such date.  The second aspect considers whether the Debtors will have enough cash over the life of the Plan to make the required Plan payments.
In determining whether the Debtors meet these requirements, the Debtors prepared projections of its financial performance.  These projections are annexed hereto as EXHIBIT “B”.  The Debtors believe that the projections indicate that it has sufficient cash flow to make all payments and distributions required under the Plan and that confirmation of the Plan is not likely to be followed by liquidation or the need for further financial reorganization.  Therefore, the Debtors believes that the Plan complies with the financial feasibility standard of Bankruptcy Code § 1129(a)(11).
The attached projections are based upon certain assumptions that the Debtors believe to be reasonable under the circumstances; however, the Debtors makes no representation as to the achievability of the projections.  Actual results may vary from the projected results and the variations may be material and adverse.  Although the projections were prepared by the Debtors’ management, they have not been audited by the Debtors’ accountants.  Although presented with numerical specificity, the projections are based on a variety of assumptions, some of which may not be realized.  Moreover, the Debtors’ future performance is subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond the control of the Debtors.  Consequently, the projections should not be regarded as a representation or guaranty  by the Debtors or any other Person that the projections will be realized.
Most of the Cash payments to be made pursuant to this Plan are those payments required to be made on the Effective Date, except only for Cash payments on account of Priority Tax

Claims which shall be paid over time.  All other distributions to creditors will be made in New PNG Common Stock.
4.4.	Cramdown.
The Bankruptcy Code contains a provision for confirmation of a plan, even if the plan is not accepted by all Impaired Classes, provided at least one Impaired Class of Claims has voted to accept the plan.  These “cramdown” provisions are set forth in Bankruptcy Code § 1129(b).  According to this provision, the Plan may be confirmed if, in addition to satisfying other requirements of Bankruptcy Code § 1129, the Plan (i) “does not discriminate unfairly”; and (ii) “is fair and equitable with respect to each class of claims or equity interests that is impaired under, and has not accepted, the Plan.”
The requirement that the plan “not unfairly discriminate” means that a dissenting Class must be treated equally with respect to other Classes of equal rank.  A plan does not discriminate unfairly if claims or interests in different Classes but with similar priorities and characteristics receive or retain property of a similar value under a plan.  By establishing separate Classes for the Holders of each type of Claim and by treating each Holder of a Claim in each Class the same, the Debtors submits that the Plan does not “discriminate unfairly” with respect to any class of Claims.
The “fair and equitable” standard, also known as the “absolute priority rule,” has different meanings with respect to Secured and Unsecured Claims.  With respect to Secured Claims, for a plan to be fair and equitable, the plan may provide that the Holder of such Claim retain the Liens securing those Claims to the extent of the Allowed amount of such Claims, and that such Holder receive on account of such Claim deferred Cash payments totaling at least the Allowed amount of such Claim of a value, as of the effective date of the plan, of at least the value of such Holder’s interest in the estate’s interest in such property.  Alternatively, a plan may provide for the realization by the Holders of Secured Claims of the indubitable equivalent of such Claims.
With respect to a Class of Unsecured Creditors, a plan can be fair and equitable if it provides that each Holder of a Claim of such Class receive or retain on account of such Claim property of a value, as of the effective date, equal to the Allowed amount of the Claim, or if it provides that the Holder of a Claim or Equity Interest that is junior to the Claims of such Class will not receive or retain any property under the plan on account of such junior Claim or Equity Interest.
4.5.	Alternatives to Confirmation and Consummation of the Plan.
(a)	Liquidation Under Chapter 7.
If no chapter 11 plan can be confirmed, the Chapter 11 Case may be converted to a case under chapter 7 of the Bankruptcy Code in which a trustee(s) would be elected or appointed to liquidate the assets of the Debtors.  A discussion of the effect that a chapter 7 liquidation would have on the recoveries of Holders of Claims is set forth above and in the attached liquidation analysis.  The Debtors believe that liquidation under chapter 7 would result in no distribution to unsecured creditors.
(b)	Alternative Plan of Reorganization.
If the Plan is not confirmed, the Debtors (or any other party in interest if the exclusivity period has expired or has been terminated) could attempt to formulate a different plan of reorganization.  Such a plan might involve either a reorganization or an orderly liquidation of the Debtors and their assets.  However, in the opinion of the Debtors, the Plan represents the best alternative to protect the interests of creditors and parties in interest and enables the Debtors to successfully emerge from chapter 11, preserve its business, maintain jobs and allow Creditors and Equity Holders to realize the highest recoveries under the circumstances.

In a chapter 11 liquidation, the Debtors’ assets would be sold in an orderly fashion, although a trustee would not be appointed unless otherwise ordered by the Bankruptcy Court.  Accordingly, certain creditors would receive greater recoveries than in a chapter 7 liquidation, and a chapter 11 liquidation may be preferable to a chapter 7 liquidation.  Notwithstanding the foregoing, the Debtors believe that a liquidation under chapter 11 is a much less attractive alternative than confirmation of the Plan because creditors will receive a greater return under the Plan.
V.           EFFECT OF CONFIRMATION OF THE PLAN
5.1.	Discharge.
IN CONJUNCTION WITH BANKRUPTCY CODE § 1141, EXCEPT AS OTHERWISE PROVIDED FOR HEREIN, THE RIGHTS AFFORDED HEREIN AND THE TREATMENT OF ALL CLAIMS AND EQUITY INTERESTS HEREIN SHALL BE IN EXCHANGE FOR AND IN COMPLETE SATISFACTION, DISCHARGE AND RELEASE OF CLAIMS AND EQUITY INTERESTS OF ANY NATURE WHATSOEVER, INCLUDING ANY INTEREST ACCRUED ON SUCH CLAIMS FROM AND AFTER THE PETITION DATE, AGAINST THE DEBTORS, AND OF THE ASSETS OR PROPERTIES OF THE DEBTORS’ BANKRUPTCY ESTATES.  EXCEPT AS OTHERWISE PROVIDED IN THE PLAN, (I) ON THE EFFECTIVE DATE, ALL CLAIMS AGAINST THE DEBTORS WHICH AROSE BEFORE THE CONFIRMATION DATE SHALL BE SATISFIED, DISCHARGED AND RELEASED IN FULL, (II) ON THE EFFECTIVE DATE, THE RIGHTS AND INTERESTS OF ALL HOLDERS OF OLD EQUITY INTERESTS SHALL BE TERMINATED, CANCELED AND OF NO FORCE AND EFFECT, AND (III) ALL PERSONS SHALL BE PRECLUDED FROM ASSERTING AGAINST THE DEBTORS OR REORGANIZED DEBTORS THEIR SUCCESSORS, OR ANY OF THEIR ASSETS OR PROPERTIES ANY

OTHER OR FURTHER CLAIMS OR EQUITY INTERESTS BASED UPON ANY ACT OR OMISSION, TRANSACTION OR OTHER ACTIVITY OF ANY KIND OR NATURE THAT OCCURRED BEFORE THE CONFIRMATION DATE, AS WELL AS ANY DEBT OF A KIND SPECIFIED IN BANKRUPTCY CODE §§ 502(G), 502(H), OR 502(I), IRRESPECTIVE OF WHETHER (X) A PROOF OF CLAIM BASED ON SUCH A DEBT HAS BEEN FILED, OR DEEMED TO HAVE BEEN FILED, UNDER BANKRUPTCY CODE §§ 501 OR 1111(a), (Y) SUCH CLAIM IS ALLOWED UNDER BANKRUPTCY CODE § 502, OR (Z) THE HOLDER OF THE CLAIM HAS ACCEPTED THE PLAN.
5.2.	Binding Effect of Plan/Injunction.
UPON THE EFFECTIVE DATE, BANKRUPTCY CODE § 1141 SHALL BECOME APPLICABLE WITH RESPECT TO THE PLAN AND THE PLAN SHALL BE BINDING ON ALL PARTIES TO THE FULLEST EXTENT PERMITTED BY BANKRUPTCY CODE § 1141(a).  IN ACCORDANCE WITH BANKRUPTCY CODE § 1141, ALL OF THE DEBTORS’ PROPERTY SHALL BE VESTED IN THE REORGANIZED DEBTORS FREE AND CLEAR OF ALL CLAIMS, LIENS AND INTERESTS OF CREDITORS AND EQUITY INTEREST HOLDERS.
UPON THE EFFECTIVE DATE, ALL PERSONS AND ENTITIES SHALL BE PERMANENTLY ENJOINED BY THE PLAN FROM COMMENCING OR CONTINUING ANY ACTION, EMPLOYING ANY PROCESS, ASSERTING OR UNDERTAKING AN ACT TO COLLECT, RECOVER, OR OFFSET, DIRECTLY OR INDIRECTLY, ANY CLAIM, RIGHTS, CAUSES OF ACTION, LIABILITIES OR INTERESTS IN OR AGAINST ANY PROPERTY DISTRIBUTED OR TO BE DISTRIBUTED UNDER THE PLAN, OR VESTED IN THE REORGANIZED DEBTORS, BASED UPON ANY ACT, OMISSION, TRANSACTION, OR OTHER ACTIVITY THAT OCCURRED BEFORE THE EFFECTIVE

DATE, EXCEPT TO THE EXTENT A PERSON OR ENTITY HOLDS AN ALLOWED CLAIM UNDER THE PLAN AND IS ENTITLED TO A DISTRIBUTION UNDER THE PLAN IN ACCORDANCE WITH ITS TERMS, AND TO ENFORCE ITS RIGHTS TO DISTRIBUTION UNDER THE PLAN.
5.3.	Releases.
AS OF THE EFFECTIVE DATE, IN CONSIDERATION FOR THE VALUE PROVIDED TO EFFECTUATE THE PLAN, TO THE FULLEST EXTENT PERMISSIBLE UNDER LAW, THE HOLDERS OF CLAIMS AND EQUITY INTERESTS ARE DEEMED TO RELEASE AND FOREVER WAIVE AND DISCHARGE AS AGAINST THE DEBTORS,  MEDLEY, CASTLERIGG AND EACH OF THE RESPECTIVE AFFILIATES (PAST AND PRESENT), PARENT COMPANIES AND SUBSIDIARIES, MEMBERS, PARTNERS, SUCCESSORS, HEIRS, ASSIGNS, REPRESENTATIVES, ATTORNEYS, ACCOUNTANTS, AGENTS, INVESTMENT BANKERS, CONSULTANTS, OFFICERS AND DIRECTORS AND FINANCIAL ADVISORS OF THE FOREGOING: ALL ACTIONS, COSTS, CLAIMS, CAUSES OF ACTION, DAMAGES, DEMANDS DEBTS, EXPENSES (INCLUDING ATTORNEYS’ FEES),  JUDGMENTS, LOSSES (INCLUDING ANY CLAIMS FOR CONTRIBUTION NOR INDEMNIFICATION), LIABILITIES, OBLIGATIONS, RIGHTS OR SUITS, WHETHER MATURED OR UNMATURED, KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, THEN EXISTING OR THEREAFTER ARISING, IN LAW, EQUITY OR OTHERWISE THAT ARE BASED IN WHOLE OR PART ON ANY ACT, OMISSION, TRANSACTION, EVENT OR OTHER OCCURRENCE TAKING PLACE ON OR PRIOR TO THE EFFECTIVE DATE RELATING IN ANY WAY TO THE DEBTORS OR THE CASE; PROVIDED, THAT THE FOREGOING  SHALL NOT CONSTITUTE A WAIVER OR RELEASE OF ANY RIGHT OF THE HOLDER OF AN ALLOWED CLAIM OR ANY OF

THE RIGHTS OF ANY PARTIES IN RESPECT OF LIABILITIES ASSUMED BY THE REORGANIZED DEBTORS UNDER THIS PLAN, THE RELEASES SET FORTH IN THIS PARAGRAPH SHALL BE BINDING UPON AND SHALL INURE TO THE BENEFIT OF THE REORGANIZED DEBTORS.
5.4.	Exculpation and Limitation of Liability.
THE DEBTORS, THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS, ACCOUNTANTS, INVESTMENT BANKERS, RESTRUCTURING CONSULTANTS AND FINANCIAL ADVISORS, AND THE CREDITORS’ COMMITTEE, ITS MEMBERS (SOLELY IN THEIR CAPACITY AS MEMBERS OF THE CREDITORS’ COMMITTEE) AND ITS ATTORNEYS AND FINANCIAL ADVISORS, IF ANY, SHALL NOT HAVE OR INCUR ANY LIABILITY TO ANY PERSON OR ENTITY FOR ANY ACT TAKEN OR OMITTED TO BE TAKEN IN CONNECTION WITH, OR RELATED TO THE FORMULATION, NEGOTIATION, PREPARATION, DISSEMINATION, SOLICITATION, IMPLEMENTATION, ADMINISTRATION, CONFIRMATION OR CONSUMMATION OF THE PLAN, THE DISCLOSURE STATEMENT OR ANY OTHER CONTRACT, INSTRUMENT, RELEASE OR OTHER AGREEMENT OR DOCUMENT CREATED OR ENTERED INTO IN CONNECTION WITH THE PLAN OR ANY OTHER ACT TAKEN OR OMITTED TO BE TAKEN IN CONNECTION WITH OR IN CONTEMPLATION OF THE RESTRUCTURING OF THE DEBTORS; PROVIDED HOWEVER, THAT THE FOREGOING PROVISIONS OF THIS SECTION. SHALL HAVE NO EFFECT ON THE LIABILITY OF ANY PERSON OR ENTITY THAT RESULTS FROM ANY SUCH ACT OR OMISSION THAT IS DETERMINED IN A FINAL ORDER TO HAVE CONSTITUTED GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

5.5.	No Limitations on Effect of Confirmation.
Nothing contained in the Plan or this Disclosure Statement will limit, waive or restrict in any way the effect of Confirmation as set forth in Bankruptcy Code § 1141.  Confirmation will bind the Debtors, all Creditors, Equity Interest Holders and other parties in interest to the provisions of the Plan, whether or not the Claim or Equity Interest of such Creditor or Equity Interest Holder is Impaired under the Plan and whether or not such Creditor or Equity Interest Holder has accepted the Plan and whether or not a proof of Claim or Equity Interest has been filed or deemed to have been filed under Bankruptcy Code §§ 501 or 1111(a), or such Claim or Equity Interest is allowed under Bankruptcy Code § 502.
5.6.	Preservation of Rights of Action.
The Debtors as Reorganized Debtors reserve the right to commence and pursue, after Confirmation, Causes of Action, whether arising prior to or after the Petition Date, in any court or other tribunal.  Unless a Cause of Action is expressly waived, relinquished, released, compromised or settled in the Plan or any Final Order, the Debtors on behalf of  themselves and as the Reorganized Debtors expressly reserves all Causes of Action for later adjudication and, therefore, no preclusion doctrine, including, without limitation, the doctrines of res judicata, collateral estoppel, issue preclusion, claim preclusion, estoppel (judicial, equitable or otherwise) or laches shall apply to any Causes of Action upon Confirmation or the Effective Date.
After investigation, the Debtors are not aware of any material claims that they may have against any third parties that are not already the subject of pending litigation or that would not be asserted as a defense to a filed Proof of Claim.
5.7.	Revesting of Property in the Debtors.
Except as otherwise expressly provided herein or in the Confirmation Order, on the Effective Date, but retroactive to the Confirmation Date, without any further action, the

Reorganized Debtors will be vested with all of the property of the Debtors’ estate, wherever situate, free and clear of all Claims, Liens and Old Equity Interests, and may operate their businesses and may use, acquire or dispose of their assets free of any restrictions imposed by the Bankruptcy Code or by the Bankruptcy Court. Without limiting the generality of the foregoing and except as otherwise expressly provided herein or in the Confirmation Order, any Causes of Action will be preserved and retained solely for the Reorganized Debtors’ commencement, prosecution, use and benefit.
5.8.	Maintenance of Administrative Expense Claim Status Post-Discharge.
Notwithstanding any discharge granted to the Debtors, Allowed Administrative Expense Claims shall maintain their administrative priority status under Bankruptcy Code § 507(a)(2) until paid in full.
VI.           RISK FACTORS
The following discussion is intended to be a non-exclusive summary of certain risks attendant upon the consummation of the Plan.  You are encouraged to supplement this summary with your own analysis and evaluation of the Plan and Disclosure Statement, in its entirety, and in consultation with your own advisors.  Based on the analysis of the risks summarized below, the Debtors believe that the Plan is viable and will meet all requirements of confirmation:
6.1.	Business Risks.
There can be no assurance that the industry conditions under which the Debtors operate will enable it to successfully implement new programs, achieve the revenues, or obtain the margins thereon that the Debtors relied upon to project future business prospects.
Additionally, it is uncertain what effect, if any, this case may have had upon the Debtors’ continued operations.  Some entities are uncomfortable doing business with a company that has sought protection under the Bankruptcy Code.  Accordingly, it is uncertain whether these proceedings might have an adverse effect on the Debtors’ relationships with customers and/or employees.
6.2.	Tax Consequences.
SUBSTANTIAL UNCERTAINTY EXISTS WITH RESPECT TO TAX ISSUES REGARDING  YOUR TREATMENT UNDER THIS PLAN.  THEREFORE, EACH HOLDER OF A CLAIM IS URGED TO CONSULT ITS OWN TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL AND OTHER TAX CONSEQUENCES OF THE PLAN.  NO RULINGS HAVE BEEN REQUESTED FROM THE INTERNAL REVENUE SERVICE WITH RESPECT TO ANY OF THE TAX ASPECTS OF THE PLAN (INCLUDING THE STATEMENT SET FORTH BELOW).  THE TAX CONSEQUENCES OF THE PLAN COULD BE COMPLEX AND, IN MANY AREAS, UNCERTAIN.  THEREFORE, EACH HOLDER OF A CLAIM IS STRONGLY URGED TO CAREFULLY REVIEW THE TAX DISCLOSURE PROVIDED HEREIN  BUT NOT TO RELY ON ANYTHING CONTAINED IN THIS PLAN AND TO CONSULT HIS OR HER OWN TAX ADVISOR REGARDING SUCH CONSEQUENCES.
 The Creditor Trust Agreement will endeavor to conform to the guidelines set forth by the IRS regarding grantor trusts.  The Creditor Trust should be treated as a grantor trust if it is operated in accordance with the Creditor Trust Agreement.  A grantor trust generally is disregarded for federal and state income tax purposes.  Claimants having an interest in a grantor trust are treated as directly owning the assets of the trust and are required to report their proportionate share of its gain, loss, income, and deduction (without regard to the timing of distributions from the trust).
It is uncertain how the grantor trust rules would apply to the extent it is unknown which claimants ultimately will receive distributions from the Creditor Trust.

Because the Creditor Trust should be recognized as a grantor/creditor trust and the beneficiaries are its grantors, the beneficiaries will be taxed on the Creditor Trust’s income under  the grantor trust rules.  Assets held by the Creditor Trust will be treated as if they had been disbursed to the beneficiaries in satisfaction of their claims under the Plan and immediately thereafter transferred by the beneficiaries to the Creditor Trust.  The beneficiaries will be treated as owning the assets held by the Creditor Trustee in order to accomplish the Reorganization of the Assets.  The beneficiaries will be taxed currently on any income realized by the Creditor Trust without regard to whether the beneficiaries actually receive a distribution from the Creditor Trust.  The Creditor Trustee will file a tax return reporting the income and will give each of the beneficiaries, as beneficiaries, an appropriate tax statement indicating the beneficiary’s share of the income of the Creditor Trust.  The IRS will then collect taxes on the post-Effective Date income, if any, of the assets held by the Creditor Trust from the beneficiaries.
It is possible that the IRS may treat the Creditor Trust as one or more complex trusts taxable under IRC Section 641, in which event the tax features of the Creditor Trust would be different from those stated above including, among other things, potentially a tax on the Creditor Trust itself as well as a tax on the beneficiaries.
THE FOREGOING IS A SUMMARY ONLY AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING WITH A TAX PROFESSIONAL.  THE TAX CONSEQUENCES OF THE PLAN COULD BE COMPLEX AND, IN MANY AREAS, UNCERTAIN.  THEREFORE, EACH HOLDER OF A CLAIM IS STRONGLY URGED NOT TO RELY ON THE FOREGOING AND TO CONSULT HIS OR HER OWN TAX ADVISOR REGARDING SUCH CONSEQUENCES.

6.3.	Bankruptcy Risks.
If Administrative Expense Claims or Priority Tax or Non-Tax Claims are determined to be Allowed Claims in amounts greatly exceeding the Debtors’ estimates, or if Holders of Allowed Administrative Expense Claims do not consent to the payment in accordance with the Plan terms, there may be insufficient Cash on the Effective Date to pay such Claims, and the Plan may not become effective.
Additionally, the distributions and recoveries estimated in this Disclosure Statement are based on the Debtors’ estimates of Allowed Claims.  The Debtors project that the Claims asserted against it will be resolved and reduced to an amount that approximates its estimates and will seek an order or orders from the Bankruptcy Court estimating the dollar amount of certain Allowed and Disputed Claims.  There can be no assurance that such assumptions will prove accurate.  Moreover, if and to the extent that the Debtors have underestimated the amount of Allowed Claims or reserves for Disputed Claims, the Debtors could be required to redirect Cash to such Disputed Cash reserves, resulting in a potential dilution of available Cash.  The Debtors reserve the right to object to the amount or classification of any Claim.
VII.           CONCLUSION
It is extremely important for you to exercise your right to vote on the Plan.  A Ballot is being provided to you simultaneously herewith for voting purposes, together with a copy of the Order establishing the hearing date to consider confirmation of the Plan.
The Plan provides a distribution to Administration Expense, Priority and General Unsecured Creditors, in excess of what could possibly be expected in the event of a chapter 7 liquidation.  AS SUCH, THE DEBTORS SUBMITS THAT THE PLAN IS FAIR AND EQUITABLE AND IN THE BEST INTEREST OF ALL HOLDERS OF CLAIMS AND

INTERESTS AND URGES ALL SUCH HOLDERS THAT ARE ENTITLED TO VOTE ON THE PLAN TO VOTE TO ACCEPT THE PLAN.

PNG VENTURES, INC.

Date: December 24, 2009	By:	/s/ Cem Hacioglu
Name: Cem Hacioglu
Title: Chief Executive Officer

Exhibit A

See Exhibit 99.2 to the Form 8-K

Exhibit B

PNG Ventures, Inc./Applied LNG Technology
Annual Forecasts--2010 through 2014
Years Ended December 31, 20__
	(Amounts in thousands of $'s)
	2010	2011	2012	2013	2014
PROJECTED INCOME STATEMENT:
Total Revenues	$32,699	$44,050	$44,931	$45,830	$46,746
Cost of Sales	24,175	33,023	33,683	34,357	35,044
Gross Margin	8,524	11,027	11,248	11,473	11,702

Operating Expenses:
Payroll and other Compensation	2,260	2,224	2,268	2,313	2,360
All Other Operating Expenses	3,184	2,893	2,950	3,009	3,070
Depreciation & Amortization	2,520	2,570	2,622	2,674	2,728
	7,964	7,687	7,840	7,997	8,157
Net Income from Operations	560	3,341	3,408	3,476	3,545

Other (Income) Expense
Interest	(1,521)	(1,500)	(1,530)	(1,561)	(1,592)
Other (Income) Expense	‒	‒	‒	‒	‒
	(1,521)	(1,500)	(1,530)	(1,561)	(1,592)

Net Income	$(961)	$1,841	$1,878	$1,915	$1,954

PROJECTED CASH FLOW STATEMENT:
Net Income	$(961)	$1,841	$1,878	$1,915	$1,954

Depreciation & Amortization	2,520	2,570	2,622	2,674	2,728
Interest Paid in Kind	1,125	375	‒	‒	‒
D & O Insurance paid with Debt	252
Pre-petition Sales Tax Payments	(115)	(153)	(153)	(153)	(77)
Capital Expenditures	(400)	(600)	(612)	(624)	(637)
Funding required to Secure Federal Excise Tax Credits	(450)	‒	‒	‒	‒
Receipt of Excise Tax Refunds	900	‒	‒	‒	‒
Gross Amount to be invested by Sandell	8,075	‒	‒	‒	‒
Sandell amount allocated to Secured Debt	(5,500)	‒	‒	‒	‒
Chapter 11 Unsecured Creditors settlement fund	(1,200)	‒	‒	‒	‒
Fund set aside for future unsecured creditors committee activities	(50)	‒	‒	‒	‒
Other Settlement Payments	(167)	‒	‒	‒	‒
Chapter 11 Administration Expenses	(633)	‒	‒	‒	‒
Other Cash Flow Adjustments	(402)	‒	‒	‒	‒

Net Cash Flow	$2,995	$4,033	$3,734	$3,812	$3,968

Estimated Cash Balance at end of Period	$3,413	$7,446	$11,181	$14,993	$18,961

PNG Ventures, Inc. (Consolidated)
Projected Cash Flow--Chapter 11 Operations
December 18, 2009

Petition Filing Date:		9/9/09
Cash Balance on Petition Date		$264,443
Receivables Balance on Petition Date		$1,000,463
Greenfield Debt Balance on Petition Date		$742,956	74.26%

	November '09	December ‘09	January '10	February '10	March '10
Cash Flow Projection:	Projected	Projected	Projected	Projected	Projected

Revenues:
Revenue Receivable Collections	1,438,530	1,554,918	1,656,434	1,956,377	1,956,377
Other	‒	‒	‒	‒	‒
Net Proceeds--Greenfield Facility	(81,991)	507,100	254,952	‒	‒
Total Cash Collections	1,356,539	2,062,018	1,911,385	1,956,377	1,956,377

Cost of Sales:
Natural Gas Purchases	728,438	871,116	1,210,064	1,210,064	1,210,064
Freight/Transportation	231,000	216,200	223,067	223,067	223,067
Other	17,000	17,000	5,667	5,667	5,667
Total Cost of Sales	976,438	1,104,316	1,438,797	1,438,797	1,438,797
Gross Margin Collected	380,102	957,702	472,588	517,579	517,579

Operating Expenses:
Payroll and other Compensation	175,000	175,000	250,000	170,000	170,000
All Other Operating Expenses	241,317	226,317	244,317	244,317	244,317
	416,317	401,317	494,317	414,317	414,317

Cash Flow From Operations	(36,215)	556,385	(21,729)	103,262	103,262

Debt Service Expense:
Greenfield Interest Factor	(8,397)	(13,356)	(22,247)	(25,221)	(25,221)
Other Greenfield Administration	(3,333)	(3,333)	(3,333)	(3,333)	‒
Total Debt Service Expense	(11,730)	(16,689)	(25,580)	(28,554)	25,221)

Chapter 11 Expenses:
El Paso (Critical Vendor Payment)	(25,000)	(25,000)	(25,000)	(25,000)	‒
Debtors' Counsel (Fox Rothschild) Fees/Costs	‒	(50,000)	(50,000)	‒	‒
Debtors' Financial Advisor (NHB) Fees/Costs	(20,000)	(30,000)	(5,000)	‒	‒
US Trustee Fees	‒	‒	(20,000)	‒	‒

Creditors Committee Professional Fees/Costs		‒	(50,000)	(50,000)	(25,000)
Noticing Claims/agent's fees/notices	(7,500)	(7,500)	‒	(7,500)	‒
DIP Financing Legal Fees	(10,000)	‒	‒	‒	‒
Other Expenses	‒	‒	‒	‒	‒
Total Chapter 11 Expenses	(62,500)	(162,500)	(150,000)	(57,500)	‒

Other Cash Flow Items:
Capital Expenses/Changes in WC, Other	241,366	(200,000)	‒	‒	(100,000)
Total Other	241,366	(200,000)	‒	‒	(100,000)

Net Cash Flow	130,921	177,196	(197,309)	17,208	(21,959)

Cash Balance at End of Period	241,132	418,327	221,019	238,227	216,268

Accounts Receivables Analysis:
Balance at Beginning of Period	1,119,128	1,235,516	1,337,031	1,636,974	1,636,974
Collections	(1,438,530)	(1,554,918)	(1,656,434)	(1,956,377)	(1,956,377)
Billings	1,554,918	1,656,434	1,956,377	1,956,377	1,956,377
Balance at End of Period	1,235,516	1,337,031	1,636,974	1,636,974	1,636,974
Greenfield debt as % of Receivables	25.81%	61.78%	66.03%	66.03%	66.03%

Greenfield Debt Schedule
Balance at Beginning of Period	400,852	318,861	825,961	1,080,913	1,080,913
Advances	1,140,760	1,828,781	1,662,920	1,662,920	1,662,920
Repayments	(1,222,751)	(1,321,681)	(1,407,969)	(1,662,920)	(1,662,920)
Balance at End of Period	318,861	825,961	1,080,913	1,080,913	1,080,913

Average Debt Balance	359,857	572,411	953,437	1,080,913	1,080,913
Interest Factor Earned (28%)	8,397	13,356	22,247	25,221	25,221
Assumed Interest Rate Factor	28.00%	28.00%	28.00%	28.00%	28.00%
Amortization of Upfront Greenfield Fee	3,333	3,333	3,333	3,333	‒

The expenses set forth under Chapter 11 Expenses are estimates only and do not constitute a limitation, or "cap" on the amount of such expenses to be paid by the Debtors as authorized or allowed by order of the Court.

    The Debtors may expend amounts under this Projected Cash Flow ("Budget") up to one-hundred-ten percent (110%) of the aggregate budgeted expenditures for any calendar month.  To the extent that the Debtors do not expend the entire amount set forth in this Budget for any particular line item expense during any particular calendar month in this Budget, said unused funds may be used and expended by Debtors for any subsequent payment on the same line item expense during any other calendar month in this Budget so long as the aggregate expenditures do not exceed one-hundred –ten percent (110%) of the aggregate budgeted expenditures for the entire period of time during which the Debtors are authorized to make expenditures pursuant to this Budget, or any modified, extended or replacement projected cash flow or budget under which Debtors are authorized to continue to make expenditures after the last calendar month in this Budget.

The fees and costs of all professionals retained by Debtors other than Fox Rothschild and NachmanHays-Brownstein are included in  "All Other Operating Expenses" above.

PNG Ventures, Inc.
Confirmation Disbursements Budget
December 18, 2009

Est. Confirmation Date:	March 31, 2010

Est Cash Balance on Confirmation Date	216,268

Sources of Funds:
Gross Investment by Sandell	8,075,000

Uses of Funds:
Sandell Amount Allocated to Purchase of Secured Debt	(5,500,000)
Class 5 Creditors' Fund (1)	(750,000)
Creditor Trust Expense Reserve	(50,000)
Payment of Federal Excise Taxes (1)	(450,000)

Payment of Administrative Expenses:
Debtors' Counsel (Fox Rothschild) Fees/Costs	(275,000)
Debtors' Financial Advisor (NHB) Fees/Costs	‒
US Trustee Fees	‒
Creditors Committee Professional Fees/Costs	(50,000)
Noticing Claims/agent's fees/notices	‒
DIP Financing Legal Fees	‒
El Paso Settlement Payment	(167,000)
BFI Note Payment	(72,324)
Other Misc. Expenses	(300,000)
Other Expenses	(100,000)
Total Administrative Expenses paid at confirmation	(964,324)

Total Uses of Funds	(7,714,324)

Estimated Cash Balance immediately after Confirmation	576,944

(1) Upon collection of fuel excise tax credit refunds of approximately $900,000, the Class 5 Creditors' Fund will receive additional funding of $450,000.

Exhibit C
W&S Draft
12/23/09

TERM SHEET FOR EQUITY PLACEMENT
Summary of Shareholders’ Agreement and Registration Rights Agreement

Issuer:	PNG Ventures, Inc, which upon Plan effectiveness will change its name to “ALT LNG, Inc.” or any other successor name selected by the Board of Directors (the “Corporation”).
Investors:	Castlerigg PNG Investments, LLC (“Castlerigg”, an “Investor”) and Fourth Third, LLC (“Medley”, an “Investor”).
Common Stock:
Medley: 13,200,000 shares  (which equates to approximately 66%  of the entire balance of outstanding shares)
Castlerigg: 5,300,000 shares (which equates to approximately 26.50% of the entire balance of outstanding shares ) plus shares received as an unsecured creditor

Shareholders’ Agreement:	To be entered into among the Corporation and the Investors. The Shareholders’ Agreement will contain customary terms, including those set forth below.
Board Representation:
The Board of Directors of the Corporation (the “Board”) will initially consist of not less than five (5), nor more than seven (7) directors, and  the presence of a majority  directors (including each of the Investor Directors) is required to constitute a quorum of the Board.

Castlerigg will be entitled to nominate one (1) individual to the Board (the “Castlerigg Director”, an “Investor Director”) and to nominate each successor to the Castlerigg Director.  Medley will be entitled to nominate one (1) individual to the Board (the “Medley Director”, and “Investor Director”) and to nominate each successor to the Medley Director.  At least one member of the Board will be an independent director.

Non-Voting Observers:
Each Investor will be entitled to designate up to one (1) non-voting observer who will be entitled to be present at all meetings of the Board (and each committee thereof), as well as at all meetings of the board of directors of all direct and indirect Subsidiaries of the Corporation.

Co-Sale Rights:
No Investor may transfer 5% or more of its shares (in a single transaction or a series of related transactions) to any third party unless it notifies the other Investors of such proposed transfer and those other Investors are permitted to participate up to their respective pro rata amount of the aggregate number of equity securities to which the transfer relates.

Preemptive Right:
The Corporation may not issue any securities (other than pursuant to an option plan or a public offering) unless it notifies the Investors of such proposed issuance and the Investors are permitted to purchase their respective pro rata amount of such securities.

Right of First Offer:
No Investor may transfer five percent (5%) or more of its shares (in a single transaction or a series of transactions) to an unrelated third party unless it first notifies Castlerigg and Medley.  Castlerigg and Medley may elect to make an offer to purchase all of the offered shares which the Investor may accept or reject.  If the selling Investor does not accept the offer it will be free to sell all (but not less than all) of the shares at a price and on terms and conditions more favorable than those set forth in the offer.  If neither Castlerigg nor Medley elect to make an offer to purchase the shares, the selling Investor will be free to sell all (but not less than all) of the shares.

Sale of the Corporation:
After the fourth anniversary of the date of the Shareholders’ Agreement, either Castlerigg or Medley (so long as they own 25% or more of the total shares owned by Investors) may cause the Corporation to retain a nationally recognized investment bank for the purpose of effecting a sale of the Corporation.  The Corporation and the Investors will expeditiously effect a sale of the Corporation (subject to applicable law and fiduciary obligations) on terms satisfactory to the holders of sixty percent (60%) of Investor shares; provided that if Castlerigg caused the Corporation to retain the investment bank, Medley will have a right of first refusal on Castlerigg’s shares and if Medley caused the Corporation to retain the investment bank, Castlerigg will have a right of first refusal on Medley’s shares.

Protective Covenants:
The Corporation will not take certain actions without the prior written approval of each Investor Director.  Such actions include (subject to customary carve outs): (a) issuing or authorizing options, (b) issuing debt for borrowed money or pledging assets, (c) making investments (d) making changes in accounting methods or the Corporation’s auditors, (e) commencing or terminating the employment of any senior executive officer of the Corporation, and (f) entering into any contract with Affiliates.

Information Rights:
The Corporation will deliver financial reports, including consolidated balance sheets, statements of income, cash flows and periodic annual and quarterly reports pursuant to Section 13 or 15(d) of the Exchange Act to each Investor holding at least ten percent (10%) of the outstanding Investor shares (each a “Majority Investor”).  The Corporation will permit such Majority Investors to inspect their books and records and give each reasonable notice of the time and place of any proposed Board meetings.

Registration Rights:
•           Castlerigg and Medley may demand that the Corporation file a registration statement for the resale of securities subject to customary restrictions.
•           Castlerigg and Medley have piggy-back registration rights on any other registration statements filed by the Corporation. :

Closing Conditions:
•           execution of definitive agreements consistent with this Term Sheet;

•           no law or order shall be in effect which has the effect of making illegal or otherwise restricting, preventing or prohibiting consummation of the Plan;

•           all material governmental, regulatory and third party approvals, waivers and/or consents in connection with the restructuring contemplated by this Term Sheet and the Plan, if any, shall have been obtained and shall remain in full force and effect, and there shall exist no claim, action, suit, investigation, litigation or proceeding, pending or threatened in any court or before any arbitrator or governmental instrumentality, which would prohibit the transactions contemplated by the restructuring;

•           absence of the occurrence of any material adverse event;

•            the Bankruptcy Court shall have issued an order that has become final confirming the Plan, which shall include the terms and conditions set forth in this Term Sheet and which shall be reasonably acceptable to the Investors;

•           the Plan shall have been confirmed on or before March 1, 2010 and the Confirmation Order shall have been entered by the Bankruptcy Court on or before March 11, 2010;

•           the Bankruptcy Court shall not grant relief that is materially inconsistent in any respect with this Term Sheet, the Plan, the Disclosure Statement or any of the other documents necessary for consummating the Plan.

W&S Draft
12/23/09

Summary of Credit Agreement
Borrower:	PNG Ventures, Inc, which upon Plan effectiveness will change its name to “ALT LNG, Inc.” or any other successor name selected by the Board of Directors (the “Borrower”).
Guarantors:
Each of the Borrower’s direct and indirect wholly-owned subsidiaries, including, without limitation, the following:

-New Earth LNG, LLC (“New Earth”);
-Applied LNG Technologies USA, LLC (“Applied LNG”);
-Fleet Star, Inc. (“Fleet Star”);
-Earth Leasing, Inc. (“Earth Leasing”); and
-Arizona LNG, LLC (“Arizona LNG”)

(collectively, the “Guarantors”; the Borrower and the Guarantors, collectively, the “Loan Parties”).

Lenders:
Fourth Third LLC, in its capacity as agent for all Lenders (“Agent”) and in its individual capacity as an initial Lender (“Fourth Third”), and Castlerigg PNG Investments, LLC, in its capacity as an initial Lender (“Castlerigg”).  Additional Lenders may become parties to the Credit Agreement post-closing by way of assignment.

Collateral:
The obligations of the Loan Parties under the Credit Agreement are secured by: (1) a first priority, perfected security interest in substantially all assets of the Loan Parties whether now existing or hereinafter acquired (excluding the Greenfield Property (as hereinafter defined)) and (2) a second priority, perfected security interest in the Greenfield Property; provided, that Fourth Third shall have a first priority, perfected security interest in the Loan Parties’ existing fleet of thirty-two (32) cryogenic trailers as described on Schedule 1.1 of the Credit Agreement (the “Specified Vehicles”) and any and all proceeds from a refinancing, sale or other disposition of all or some of such trailers and Castlerigg shall have a second priority, perfected security interest in the Specified Vehicles.  As used herein, the term “Greenfield Property” means all accounts receivable and inventory of Applied LNG and Arizona LNG and all proceeds thereof.

Amount of Loans:
$15.3 million in the aggregate consisting of a $9.8 million term loan by Fourth Third (the “Fourth Third Loan”) and a $5.75 million term loan by Castlerigg (the “Castlerigg Loan” and together with the Fourth Third Loan, the “Loans”).  The Castlerigg Loan includes a separate note (which is pai passu with the Loans) in the principal amount of $250,000 that will mature on the ten month anniversary of closing and will be paid in equal monthly installments beginning on the Effective Date.

Maturity Date:	The 4th anniversary of the Closing Date.
Interest:
10% simple interest per annum for the period commencing on the Closing Date and ending when the Loans have been paid in full in cash.

Interest which accrues during the period commencing on the Closing Date and ending on the first anniversary thereof (the “PIK Period”) shall be paid-in-kind and shall be added to the principal balance of the Loans on a monthly basis, in arrears, beginning with the calendar month ending December 31, 2009.  Following the PIK Period, accrued interest on the Loans shall be paid in cash on quarterly basis.

Notwithstanding the foregoing, during the existence of any Event of Default and if so requested by Agent or Required Lenders, all amounts (whether principal, interest or otherwise) owing in respect of the Loans shall bear interest at a rate per annum equal to 8.00% in excess of the interest rate then otherwise applicable.

Voluntary Prepayments:
The Borrower at its option may prepay the Loans in whole or in part at any time on a pro rata basis upon at least three (3) Business Days’ prior written notice to Agent; provided, that any partial voluntary prepayments of a Loan shall be in an amount greater than or equal to $1.0 million or a higher integral multiple of $500,000 per each Loan.  Each voluntary prepayment of the Loans shall be accompanied by a prepayment fee equal to the product of (i) the amount of principal being prepaid at such time, multiplied by (ii) (A) 5% for any voluntary prepayment made on or prior to the first anniversary of the Closing Date, (B) 3% for any voluntary prepayment made after the first anniversary of the Closing Date but on or prior to the second anniversary of the Closing Date, or (C) 1% for any voluntary prepayment made after the second anniversary of the Closing Date.

Mandatory Prepayments:
The Borrower shall prepay the Loans until paid in full in cash upon the receipt by any Loan Party of any Net Cash Proceeds from any asset disposition (excluding with respect to asset dispositions the Net Cash Proceeds of which do not in the aggregate exceed $250,000 in any one Fiscal Year) or loss event (excluding with respect to loss events the Net Cash Proceeds of which do not in the aggregate exceed $150,000 in any one Fiscal Year), in each case in an amount equal to such Net Cash Proceeds.

In addition, the Borrower shall prepay the Loans until paid in full in cash upon the receipt by any Loan Party of any Net Cash Proceeds from any issuance of its equity securities (other than (w) equity securities issued to Lenders pursuant to the Reorganization Plan, (x) equity securities issued to the Borrower, (y) equity securities issued to the Borrower’s management, and (z) equity securities issued to Persons which hold equity in the Borrower as of the Closing Date; provided that such issuance occurs after the first anniversary of the Credit Agreement.

Representation and Warranties:
The Credit Agreement contains representations and warranties customary for financings of this type, including, without limitation, with respect to (a) organization; (b) authorization / no conflict; (c) validity and binding nature; (d) financial condition of the Borrower and its Subsidiaries; (e) no material adverse change; litigation; ownership of properties; (f) liens; (g) capitalization of the Loan Parties; (h) pension plans; (i) compliance with laws; (j) margin stock; (k) taxes; (l) solvency; (m) environmental matters; (n) insurance; (o) intellectual property; (p) labor matters; and (q) Patriot Act and related matters.

Affirmative Covenants:
The Credit Agreement contains affirmative covenants customary for financings of this type, including, without limitation, with respect to: (a) reporting; (b) access to books and records; (c) inspections; (d) maintenance of properties and insurance; (e) compliance with laws and payment of taxes and liabilities; (f) maintenance of existence; (g) employee benefit plans; (h) environmental matters; (i) further assurances; and (j) collateral access agreements.

Negative Covenants:
The Credit Agreement contains negative covenants customary for financings of this type, including, without limitation, with respect to: (a) limitations on indebtedness, subject to customary carveouts; (b) limitations on liens, subject to customary carveouts; (c) prohibitions on the establishment or acquisition of subsidiaries; (d) limitations on restricted payments; (e) limitations on mergers and consolidations; (f) limitations on assets sales, subject to customary carveouts; (g) limitations on modifications of organizational documents; limitations on affiliate transactions; (h) limitations on investments, subject to customary carveouts; (i) hazardous substances; (j) prohibitions on modifications to the Reorganization Plan; (k) sale-leasebacks; and (l) establishment or maintenance of deposit accounts.

Financial Covenants:	The Credit Agreement contains the following financial covenants: (a) Fixed Charge Coverage Ratio; (b) Minimum EBITDA;

(c)           Maximum Capital Expenditures

The financial covenants relating to Fixed Charge Coverage Ratio and EBITDA shall begin to be tested beginning with the Fiscal Quarter ending March 31, 2011.

The financial covenants shall apply to the Borrower and its Subsidiaries on a consolidated basis.

Events of Default:
The Credit Agreement contains certain Events of Defaults customary for facilities of this type, including, without limitation, with respect to:  (a) nonpayment; (b) defaults under other indebtedness; (c) bankruptcy or insolvency; (d) non-compliance with Loan Documents; (e)  breaches of representations or warranties; (f) termination of pension plans; (g) judgments; (h) invalidity of Collateral Documents; (i) invalidity of intercreditor provisions; (j) invalidity of the Greenfield Intercreditor Agreement; and (k) change of control.

Governing Law and Forum:	State of New York.
Voting:
Approval of the Lenders holding seventy-five percent (75%) of the outstanding term loans will be required for amendments, consents and waivers other than amendments, consents and waivers with respect to certain matters which customarily require the vote of each affected Lender.

Assignments:
Each Lender shall be entitled to assign all or a portion of its Loans to any Eligible Assignee; provided, that, other than with respect to any assignment to a Lender or an Affiliate or Approved Fund of a Lender: (a) such assignment shall be in a minimum amount of $2.5 million (or, if less, the entire principal amount of the Loan being assigned); and (b) a $3,500 processing fee shall be paid to Agent.

The term “Eligible Assignee” means (a) a Lender, (b) an affiliate of a Lender, (c) an Approved Fund of a Lender; or (d) any other Person approved by the Required Lenders; provided, that the term “Eligible Assignee” shall not include the Borrower, any other Loan Party or any of their respective Affiliates.

Fees and Expenses:
Borrower shall pay all reasonable out-of-pocket costs and expenses of Agent and Castlerigg in connection with the preparation, execution, syndication, delivery and administration of the Credit Agreement and the other Loan Documents.

Closing Conditions:	• execution of definitive agreements consistent with this Term Sheet;

•           no law or order shall be in effect which has the effect of making illegal or otherwise restricting, preventing or prohibiting consummation of the Plan;

•           all material governmental, regulatory and third party approvals, waivers and/or consents in connection with the restructuring contemplated by this Term Sheet and the Plan, if any, shall have been obtained and shall remain in full force and effect, and there shall exist no claim, action, suit, investigation, litigation or proceeding, pending or threatened in any court or before any arbitrator or governmental instrumentality, which would prohibit the transactions contemplated by the restructuring;

•           absence of the occurrence of any material adverse event;

•            the Bankruptcy Court shall have issued an order that has become final confirming the Plan, which shall include the terms and conditions set forth in this Term Sheet and which shall be reasonably acceptable to the Lenders;

•           the Plan shall have been confirmed on or before March 1, 2010 and the Confirmation Order shall have been entered by the Bankruptcy Court on or before March 11, 2010;

•           the Bankruptcy Court shall not grant relief that is materially inconsistent in any respect with this Term Sheet, the Plan, the Disclosure Statement or any of the other documents necessary for consummating the Plan.

Exhibit D

Contracts to be Rejected

Contract Party	Debtor

Golden Spread Energy, Inc.	Applied LNG Technologies USA, LLC
P.O. Box 51166	and Arizona LNG, LLC
Amarillo, TX 79159

Jack B. Kelly, Inc.	Applied LNG Technologies USA, LLC
P.O. Box 50539	and Arizona LNG, LLC
Amarillo, TX 79159

Golden Spread Energy, Inc.,	PNG Ventures, Inc. and
Telluride Investments, Inc.	Earth Leasing, Inc.
f/k/a GSEJKM, Inc., GSEKFT, Inc.,
GSESKO, Inc., Neptune Leasing,
Inc., Oliver Kendall Kelly, Cryogenic
Research and Development, Inc.,
Jack B. Kelley Enterprises, Inc. and
Shiprock Helium, LLC
P.O. Box 51166
Amarillo, TX 79159

Black Forest International, LLC	PNG Ventures, Inc.
c/o Mark Baum, Esquire
2038 Corte del Nogal, Suite 110 Carlsbad, CA 92008 and Evolution Fuels, Inc. f/k/a Earth Biofuels, Inc. 3001 Knox Street, Suite 403 Attn: Randy Hepler Dallas, TX 75205

Specialty Trailer Leasing	Applied LNG Technologies USA, LLC
P.O. Box 51166 Amarillo, TX 79159

Mitel Netsolutions

PO Box 53230
Phoenix, Arizona 85072	Applied LNG Technologies USA, LLC

James B. Panther	PNG Ventures, Inc.
Black Forest International 2038 Corte del Nogal, Suite 110 Carlsbad, CA 92008

Exhibit E

ACCO 949 W. Bell Road Nogales, AZ 85628	Intercontinental Exchange, Inc. PO Box 933625 Atlanta, GA 31193
Action Stock Transfer Corp. 7069 S. Highland Dr. - Ste. 300 Salt Lake City, UT 84121	Intermountain Gas Co. 555 S Cole Rd. Boise, ID 83709
Alan Nielson 1502 West Pinyon Pines Way South Jordan, UT 84095	Lee Hurd/ Segunda Corp. 830 E. Camino Corrida Tucson, AZ 85704
APL Maritime 1579 Middle Harbor Road Oakland, CA 94607	LEV Inc. 1916 Bagley Way Tucson AZ 85746
BFI Waste 9200 Glenoaks Blvd. Sun Valley, CA 91352	Macquarie-Cooke 10100 Santa Monica Blvd., 18th FL Los Angeles, CA 90067
Blue Diamond 1100 E. Orangethrope Ave.-Suite 250 Anaheim, CA 92801	NABI 106 National Drive Anninston, AL 36207
BNSF P.O. Box 961284 Fort Worth, TX 76161	Nikkiso Cryo 4661 Eaker Street Las Vegas, NV 89081
Border Valley Trading 604 E. Mead Brawley, CA 92243	OCTA 550 South Main Street Orange, CA 92863
Burrtec Waste 9890 Cherry Avenue Fontana, CA 92335	Omnitrans 1700 West Fifth Street San Bernardino, CA 92411
Burrtec Waste - Palm Desert 41575 Eclectic Street Palm Desert, CA 92260	Pacific Harbor Line 340 Water Street Wilmington, CA 90742
Cal Cartage 3545 Long Beach Blvd.-Ste. 500 Long Beach, CA 90807	Peninsula Light Metals 4880 West Rosecrans Ave. Hawthorne, CA 90250
Capacity of Texas, ITS/UPRR 401 Capacity Drive Longview, TX 75604	Pioneer Natural Resources 5205 N. O'Connor Blvd. - Suite 200 Irving, TX 75039
City of Bakersfield 1501 Truxtun Avenue Bakersfield, CA 93301	Platts P.O. Box 848093 Dallas, TX 75284
City of Long Beach 2600 Temple Avenue Long Beach, CA 90806	Prometheus Energy 9675 S.E. 36th Street Mercer Island, WA 98040
City of Los Angeles 111 E. 1st Street, Room 110 Los Angeles, CA 90012	Qquest Asset Management 9350 S 150 E, Ste. 300 Sandy, UT 84070
City of Redlands 35 Cajon Street, Ste. 220 Redlands, CA 92373	San Diego Gas & Electric 8306 Century Park Court 41D San Diego, CA 92123
City of San Bernardino 300 North "D" Street San Bernardino, CA 92418	Sequent Energy Management, LP 1200 Smith, Ste. 900 Houston, TX 77002
City of San Diego 2740 Caminito Chollas San Diego, CA 92105	SES/Yusen Terminal 301 E. Ocean Blvd, Ste. 1510 Long Beach, CA 90802
Conoco Phillips P.O. Box 2197 Houston, TX 77252	Shell Energy Attn: Jim McPherson 909 Fannin - Plaza One Level Houston, TX 77002
CoreXchange 1950 Stemmons Freeway - Ste. 4006 Dallas, TX 75207	South Bay Trucking Center 21107 S Chico St. Carson, CA 90745
Crisp 2811 N Palenque Ave. Nogales, AZ 85621	Southwest Caruthers/Prometheus 9675 S E 36th St. Mercer Island, WA 98040
Cryogenic Transportation, Inc. 1900 AM Dr. Ste. 103 Quakertown, PA 18951	Stark Solutions Group 4201 Spring Valley Road - Suite 1200 Dalas, TX 75244 Attn: Glenham Heyman
El Paso P.O. Box 1087 Colorado Springs, CO 80944	Stater Bros. 21700 Barton Rd. Colton, CA 92324
Emerson/Daniel Measurement P.O. Box 730156 Dallas, TX 75373	Sysco Foods 20701 E Currier Rd. Walnut, CA 91789
Environmental Safety Mgmt (ESM) 115 W California Blvd. Pasadena, CA 91105	Toll Hill c/o Andrews Kurth, LLP 450 Lexington Ave. New York, NY 10017
Exxon Mobil 800 Bell Street, CORP EMB 3573M Houston, TX 77002	UPS P.O. Box 650580 Dallas, TX 75254
FC Stone 141 West Jackson Ste. 2730 Chicago, IL 60604	Veolia Transportation 302 N 1st Avenue, Ste. 450 Phoenix, AZ 85003
Fleetstar 5310 Harvest Hill Road - Suite 229 Dallas, TX 75230	Vons 12801 Excelsior Dr. Santa Fe Springs, CA 90670
Ganfer 282 North Court Plaza PMB 119 Nogales, AZ 85621	Waste Management 7075 N Scottsdale Rd., Ste. 300 Scottsdale, AZ 85252
GI Rubbish 7075 N Scottsdale Rd, Ste 300 Scottsdale, AZ 85252	Westport Fuel 101-1750 W 75th Ave. Vancouver, British Columbia Canada V6P 6G2
Grand Canyon National Pk 1824 S Thompson Street Flagstaff, AZ 86001	Wetco Investments 15335 Valley Blvd. Fontana, CA 92335
Hay Day Farms 15500 South Commercial Blythe, CA 92225	Williams Four Corners One Williams Center Tulsa, OK 74172
IMA of Colorado 1550 17th St. - Ste. 600 Denver, CO 80202	Yeager 1995 Agua Mansa Rd. Riverside, CA 92509
Inland Kenworth 9730 Cherry Ave. Fontana, CA 92335

Exhibit F

PNG Ventures, Inc., et al.
Chapter 7 Liquidation Analysis
as of December 10, 2009

ASSETS & PROCEEDS OF ASSETS		NOTES
	Cash in Debtors' Accounts	1, 2		$391,000
	Cash from A/R Collection	3, 4		1,221,800
	Recovery of prepaid and other assets	3, 5		584,900
	Fixtures and equipment	3, 6		19,350
	Trailers	3, 7		1,312,500
	LNG Production Facilities	3, 8		21,276,500
TOTAL ASSET PROCEEDS				$24,806,050

CHAPTER 7 ADMINISTRATIVE EXPENSES (VIA CARVE OUT)
	Cash used during liquidation process	9		$(225,000)
	Chapter 7 Broker Commission	10		(1,220,753)
	Chapter 7 Trustee Commission	11		(765,781)
	Chapter 7 Professional Fees	12		(500,000)
PROCEEDS REMAINING				$22,094,516

			AMOUNT
SECURED CLAIMS:			ASSERTED
	Class 3 - Greenfield Credit Facility	1	$319,000	$(319,000)	100%
	Class 2 - Medley Senior Notes	1	37,455,000	(21,775,516)	58%
	Class 4 - BFI Claim	1	72,324	-	0%
PROCEEDS REMAINING				$-

CHAPTER 11 ADMINISTRATIVE EXPENSES
	Est. Unpaid Chapter 11 Prof. Fees	12	$500,000	-	0%
PROCEEDS REMAINING				$-

PRIORITY TAX CLAIMS
	Priority tax claims	n.a.	$1,050,000	-	0%
PROCEEDS REMAINING				$-

CLASS 1 CLAIMS
	Priority Non-tax claims	n.a.	$-	-	0%
PROCEEDS REMAINING				$-

CLASS 5 - CLAIMS
	General Unsecured Claims	1	$6,953,096	-	0%
PROCEEDS REMAINING				$-

Source: All data per management reports unless otherwise stated

NOTES
1	As of December 10, 2009
2	Includes $150,000 of available funds in PNG's swap trading account
3	As of 10/31/09
4	NHB assumes a weighted-average recovery of 75%, ranging from 75% to 90% for current A/R to 0% to 5% for A/R past due over 90 days
5	Mainly comprised of prepaid amounts to vendors which have high recoverability (95% of book value)
6	NHB assumes average recovery of 10% to 35% of book value
7	NHB assumes an average recovery of 50% to 75% of book value for PNG's new and specialized cryogenic trailers
8	NHB assumes liquidation value per Mentor's 12/10/08 appraisal plus recovery of plant-related capital expenditures during the past year
9	NHB assumes average operating cash needs of $25,000 (per discussions with mgmt) over a period of 9 months (per the 12/10/08 Mentor appraisal)
10	NHB assumes a 5% commission for sold assets (excluding reported cash in Debtors' accounts)
11	Per allowed rates in the District of Delaware
12	NHB assumption

Exhibit G

UNITED STATES BANKRUPTCY COURT
DISTRICT OF DELAWARE
In re: PNG VENTURES, INC., et al.1 Debtors.	CHAPTER 11 CASE NO. 09-13162 (CSS) (Jointly Administered)

CREDITOR TRUST AGREEMENT

This Creditor Trust Agreement (the "Agreement") dated as of ____________ ___, 2010 by and between PNG Ventures, Inc., et al., the Reorganized Debtors (the "Settlor"), and Trustee (the "Trustee"), for the benefit of the holders of Allowed General Unsecured Claims (the "Beneficiaries") under the terms of the Debtors’ First Amended Plan of Reorganization of PNG Ventures, Inc. filed in the above-captioned matter (as may be amended, the "Plan") confirmed by the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") in Chapter 11 Case, No 09-13162 (CSS), by Order dated _____________ , 2010.
WITNESSETH
WHEREAS, the Trust is created pursuant to, and to effectuate, the Plan;
WHEREAS, the Trust is created on behalf, and for the sole benefit, of the Beneficiaries made pursuant to the Plan;
WHEREAS, the Trust is established for the purpose of collecting, distributing and liquidating the Assets for the benefit of the Beneficiaries in accordance with the terms of this Agreement and the Plan;

1 The Debtors are New Earth LNG, LLC, PNG Ventures, Inc., Arizona LNG, LLC, Applied LNG Technologies USA, LLC, Fleet Star, Inc. and Earth Leasing, Inc.

WHEREAS, the Trust shall have no objective to continue or to engage in the conduct of a trade or business, except to the extent reasonably necessary to, and consistent with, the liquidating purpose of the Trust;
WHEREAS, pursuant to the Plan, the Settlor, the Trustee, and the Beneficiaries are required to treat, for all federal income tax purposes, the transfer of the Assets to the Trust as a transfer of the Assets by the Settlor to the Beneficiaries in satisfaction of their Allowed Unsecured Claims, followed by a transfer of the Assets by the Beneficiaries to the Trust in exchange for the beneficial interest herein, and to treat the Beneficiaries as the grantors and owners of the Trust in accordance with Treasury Regulation Section 301.7701-4(d);
WHEREAS, the Trust is intended to be treated as a grantor trust for federal income tax purposes;
NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein and in the Plan, the Settlor and the Trustee agree as follows:
ARTICLE I
DEFINITIONS AND INTERPRETATIONS
1.l           Definitions
1.1.1           “Agreement” shall mean this Creditors Trust Agreement.
1.1.2           “Assets” shall mean the Creditor Trust Assets as defined in the Plan, including the proceeds and/or income related thereto, held from time to time pursuant to this Agreement by the Creditor Trustee of the Creditor Trust for the benefit of the Beneficiaries.
1.1.3           “Beneficiaries” shall collectively mean the holders of Allowed General Unsecured Claims under the Plan, or any successors to such Beneficiaries pursuant to Section 10.1 of this Agreement.

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1.1.4           “PNG Creditor” shall mean a holder of an Allowed General Unsecured Claim.
1.1.5           “Effective Date” shall have the same meaning as set forth in the Plan.
1.1.6           “Settlor” shall mean the Reorganized Debtors, PNG Ventures, Inc., et al.
1.1.7           “Trust” shall mean the Creditor Trust established pursuant to the terms of this Agreement and the Plan.
1.1.8           “Trustee” shall mean (x) initially, the persons/corporations named herein as the Trustee, and (y) any successors or replacements duly appointed under the terms of this Agreement.
1.2           Use of Plan Definitions.  All capitalized terms which are used in this Agreement not defined herein shall have the same meaning set forth in the Plan.  In the case of any inconsistency between the terms of this Agreement and the terms of the Plan, the terms of this Agreement shall govern and control.
1.3           Interpretation.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the provisions of this Agreement.  Words denoting the singular number shall include the plural number and vice versa, and words denoting one gender shall include the other gender.
1.4           Particular Words.  Reference in this Agreement to any Section or Article is, unless otherwise specified, to that such Section or Article under this Agreement.  The words "hereof," "herein," and similar terms shall refer to this Agreement and not to any particular Section or Article of this Agreement.

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ARTICLE II
DECLARATION OF TRUST
2.1           Creation and Name.  There is hereby created the Trust, which shall be known as the "PNG Creditor Trust," and is the Trust referred to as the Creditor Trust in the Plan.  The Trustee may conduct the affairs of the Trust under the name of the "PNG Creditor Trust" only.
2.2           Purpose of Trust.  The Settlor and the Trustee, pursuant to the Plan and in accordance with title 11 of the United States Code as amended, (the "Bankruptcy Code"), hereby create the Trust for the purpose of collecting, distributing and liquidating the Assets for the benefit of the Beneficiaries in accordance with the terms of this Agreement and the Plan.  The activities of the Trust shall be limited to those activities set forth in Article III hereof and as otherwise contemplated by the Plan.  The Trustee understands and agrees that the Trust has no objective to continue or engage in the conduct of a trade or business, except to the extent reasonably necessary to, and consistent with, the liquidating purpose of the Trust.
2.3           Transfer of Assets.
A.           The Settlor hereby grants, releases, assigns, conveys, transfers and delivers, on behalf of the Beneficiaries, the Assets to the Trustee as of the Effective Date in trust for the benefit of the Beneficiaries for the uses and purposes as specified in this Agreement and the Plan.  The Settlor shall from time to time as and when reasonably requested by the Trustee execute and deliver or cause to be executed and delivered all such documents (in recordable form where necessary or appropriate) and the Settlor shall take or cause to be taken such further action as the Trustee may reasonably deem necessary or appropriate, to vest or perfect in or confirm to the Trustee title to and possession of the Assets.

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B.           For all federal, state and local income tax purposes, the Settlor, the Beneficiaries, and the Trustee shall treat the transfer of the Assets to the Trust as a transfer of the Assets by the Settlor to the Beneficiaries in satisfaction of their Allowed Claims, followed by a transfer of the Assets by the Beneficiaries to the Trust in exchange for their beneficial interests in the Trust.  Thus, the Beneficiaries shall be treated as the grantors and owners of the Trust.
2.4           Securities Law.  Under section 1145 of the Bankruptcy Code, the issuance of beneficial interests in the Trust to the Beneficiaries under the Plan shall be exempt from registration under the Securities Act of 1933, as amended, and all applicable state and local laws requiring registration of securities.  If the Trustee determines, with the advice of counsel, that the Trust is required to comply with the registration and reporting requirements of the Securities and Exchange Act of 1934, as amended, or the Investment Company Act of 1940, as amended, then the Trustee shall take any and all actions to comply with such reporting requirements and file necessary periodic reports with the Securities and Exchange Commission.
ARTICLE III
ADMINISTRATION OF THE TRUST
3.1           Rights, Powers and Privileges.  The Trustee shall have only the rights, powers and privileges expressly provided in this Agreement and the Plan.  The Trustee shall have the power to take the actions granted in the subsections below and any powers reasonably incidental thereto, which the Trustee, in its reasonable discretion, deems necessary or appropriate to fulfill the purpose of the Trust, unless otherwise specifically limited or restricted by the Plan or this Agreement:
                      A.           Hold legal title to any and all rights of the Settlor and the Beneficiaries in or arising from the Assets;

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B.           Maintain on the Trustee's books and records, a register evidencing the beneficial interest herein held by each Beneficiary;
C.           Protect and enforce the rights to the Assets (including any Assigned Preference Actions) vested in the Trustee by this Agreement by any method deemed appropriate including, without limitation, by judicial proceedings or otherwise;
D.           Make distributions to PNG Creditors, as provided for in, or contemplated by, the Plan and this Agreement;
E.           Open and maintain bank accounts on behalf of or in the name of the Trust;
F.           Make all tax withholdings, file tax information returns, make tax elections by and on behalf of the Trust and file returns for the Trust pursuant to Article VI, Section 7.9 B hereof;
G.           Send annually to each Beneficiary a separate statement stating the Beneficiary's share of income, gain, loss, deduction or credit and instruct all such Beneficiaries to report such items on their federal tax returns;
H.           Establish such reserves for Disputed Claims, taxes, assessments, Trustee's fees and professional fees and other expenses of administration of the Trust as may be necessary and appropriate for the proper operation of matters incident to the Trust;
I.           Pay all expenses and make all other payments relating to the Assets;
J.           Retain and pay third parties pursuant to Article III, Section 3.2 hereof;
K.           Carry insurance coverage or obtain a bond in such amounts as the Trustee deems advisable as an expense of the Trust;

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L.           All powers provided under the Plan to the Trustee, including, without limitation, the right to allow, object to and/or reconcile General Unsecured Claims, pursue Assigned Preference Actions, marshal, liquidate, sell, abandon and/or distribute the Assets;
M.           Invest any moneys held as part of the Assets in accordance with the terms of Article III, Section 3.3 hereof; and
N.           Terminate this Trust and seek to close the Debtors’ Chapter 11 Cases pursuant to section 350(a) of the Bankruptcy Code.
3.2           Agents and Professionals.  The Trustee may, but shall not be required to, consult with and retain attorneys, accountants, appraisers, or other parties deemed by the Trustee to have qualifications necessary to assist in the proper administration of the Trust.  The Trustee may pay the reasonable salaries, fees and expenses of such persons (including himself/herself), including contingency fees, out of the Assets in the ordinary course of business.  Legal fees for prosecution of Assigned Preference Actions by the Trustee shall be on a contingency fee arrangement acceptable to the Trustee.
3.3           Investment and Safekeeping of Assets.  All moneys and other Assets received by the Trustee shall, until distributed or paid over as herein provided, be held in trust for the benefit of the Beneficiaries, but need not be segregated from other Assets, unless and to the extent required by law or the Plan.  The Trustee shall be under no liability for interest or producing income on any moneys received by it herein and held for distribution or payment to the Beneficiaries, except as such interest shall actually be received by the Trustee.  Investments of any moneys held by the Trustee shall be administered in view of the manner in which individuals of ordinary prudence, discretion and judgment would act in the management of their own affairs; provided, however, that the right and power of the Trustee to invest moneys held by the Trustee,

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the proceeds from any sale of shares of stock, or any income earned by the Trust shall be limited to the right and power to invest such moneys, pending periodic distributions in accordance with Article IV hereof and the Plan.  For the removal of doubt, the investment powers of Trustee, other than those reasonably necessary to maintain the value of the Assets and to the liquidating purpose of the Trust, are limited to powers to invest in demand and time deposits, such as short-term certificates of deposits, in banks or other savings institutions, or other temporary, liquid investments, such as Treasury bills.
3.4           Limitations on Trustee.  The Trustee shall not at any time, on behalf of the Trust or Beneficiaries: (i) enter into or engage in any trade or business, and no part of the Trust's Assets or the proceeds, revenue or income therefrom shall be used or disposed of by the Trust in furtherance of any trade or business, or (ii) except as provided below, reinvest any Assets.
A.           The Trustee may only invest funds held in the Trust consistent with the requirements of section 345 the Bankruptcy Code or any order of the Bankruptcy Court modifying such requirements and, provided that the Trustee does so, he or she shall have no liability in the event of insolvency of any institution in which he or she has invested any funds of the Trust Estate.
B.           The Trustee shall hold, collect, conserve, protect and administer the Trust in accordance with the provisions of this Agreement and the Plan, and pay and distribute amounts as set forth herein for the purposes set forth in this Agreement.  Any determination by the Trustee as to what actions are in the best interests of the Trust shall be determinative.
3.5           Bankruptcy Court Approval of Trustee Actions.  Except as provided in the Plan or otherwise specified in this Agreement, the Trustee need not obtain the order or approval of the Bankruptcy Court in the exercise of any power, rights, or discretion conferred hereunder, or

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account to the Bankruptcy Court.  The Trustee shall exercise its business judgment for the benefit of the Beneficiaries in order to maximize the value of the Assets and distributions, giving due regard to the cost, risk, and delay of any course of action.  Notwithstanding the foregoing, the Trustee shall have the right to submit to the Bankruptcy Court any question or questions regarding which the Trustee may desire to have explicit approval of the Bankruptcy Court for the taking of any specific action proposed to be taken by the Trustee with respect to the Assets, this Trust, the Agreement, the Plan, or the Debtor, including the administration and distribution of the Assets.  The Bankruptcy Court shall retain jurisdiction for such purposes and shall approve or disapprove any such proposed action upon motion by the Trustee.  In addition, the Trustee shall have the authority, but not the obligation, to seek Bankruptcy Court approval to sell any Trust Asset free and clear of any and all liens, claims and encumbrances.
3.6           Valuation of Assets.  Pursuant to the Plan, the Trustee shall apprise the Beneficiaries of the value of the Assets.  The valuation shall be used consistently by all parties (including the Trustee and Beneficiaries) for all federal income tax purposes.  Any dispute regarding the valuation of Assets shall be resolved by the Bankruptcy Court.
ARTICLE IV
DISTRIBUTIONS FROM THE TRUST
4.1           Annual Distributions.  On at least an annual basis, the Trustee shall distribute to PNG Creditors the Creditor Distributable Assets in accordance with the Plan; provided, however, that the Trustee must retain and reserve in the Trust such amounts as are reasonably necessary to satisfy amounts that would be distributable in respect of Disputed General Unsecured Claims if the Disputed General Unsecured Claims were allowed in the face amount of such Disputed General Unsecured Claim (the "Disputed Claim Reserve"), and any

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such other amounts (such as other claims or other contingent liabilities) as reasonably necessary in his business judgment to fulfill his duties under the Plan or this Agreement.
4.2           Pro Rata Share of Distributions.  Each PNG Creditor shall receive its pro rata share of any and all distributions in accordance with the Plan, except that the Trustee may withhold from amounts distributable to any PNG Creditor, any and all amounts, determined in the Trustee's reasonable sole discretion, to be required by any law, regulation, rule, ruling, directive or other governmental requirement.
Subject to Federal Rule of Bankruptcy Procedure 9010 (“Bankruptcy Rule”), distributions and deliveries to the Beneficiaries shall be made at the address of each Beneficiary as set forth on the Proof of Claim filed by such Beneficiary (or at the last known address of such Beneficiary if no Proof of Claim is filed or if the Trustee has been notified by the Beneficiary of a change of address).  If any Beneficiary's distribution is returned as undeliverable, no further distributions to such Beneficiary shall be made unless the Trustee is notified in writing within ninety (90) days of the distribution of such Beneficiary's then current address, at which time a check will be reissued to such Beneficiary without interest.  After such date, all unclaimed distributions shall revert to the Trustee for distribution to other Beneficiaries as provided herein and the Beneficiary of any undeliverable distribution shall not be entitled to participate in any further distributions under the Plan or this Agreement.
4.3           Distributions After Allowance or Disallowance of a Disputed Claim.  Within sixty (60) days of a Disputed Claim becoming an Allowed General Unsecured Claim, the Trustee shall distribute to the holder thereof, from the Disputed Claim Reserve, such amount of Assets as would have been distributed to such holder if its Claim had been an Allowed Claim on the Effective Date.  The Trustee shall no longer reserve for and shall distribute to the PNG Creditors,

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pursuant to Section 4.1 of this Agreement, the amount of any Disputed Claim that becomes disallowed.
4.4           Payments Limited to Assets.  All payments to be made by the Trustee to or for the benefit of any Beneficiary shall be made only from the Assets.  Each Beneficiary shall have recourse only to the Assets for distribution under this Agreement and the Plan.
4.5           Priorities of Distribution.  Subject to the limitations set forth in the Plan and this Agreement, the Trustee must pay the operating and administrative expenses of the Trust before approving distributions to or for the benefit of Beneficiaries.
4.6           United States Trustee Fees and Reports.  After the Effective Date, the Trust shall pay as an expense of the Trust all fees incurred under 28 U.S.C. § 1930(a)(6) by reason of the Trust's disbursements as may be required under the Confirmation Order until the Debtor's Chapter 11 Case is closed.  After the Confirmation Date, the Trust may prepare and serve on the Office of the US Trustee such quarterly disbursement reports for the Trust as required by the US Trustee for as long as the Chapter 11 Cases remain open.
4.7           Time Bar to Payments.  Checks issued by the Trustee for distribution to any Beneficiary shall be null and void if not presented and honored within ninety (90) days after the date of issuance thereof.  After such date, all unclaimed distributions shall revert to the Trustee for distribution to other Beneficiaries as provided herein and the Beneficiary of any such unclaimed distribution shall not be entitled to participate in any further distribution under the Plan or this Agreement.
4.8           De Minimis Distributions.  The Trustee shall not be required to make any distribution to any Beneficiary if the amount of said distribution on an Allowed Claim is less than $25.00.

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4.9           Fractional Shares.        In accordance with the provisions of the Plan, no fractional shares of New PNG Common Stock shall be distributed by the Trustee.  When any distribution on account of an Allowed Claim pursuant to the Plan would otherwise result in the issuance of a number of shares of New PNG Common Stock that is not a whole number, the actual distribution of shares of New PNG Common Stock shall be rounded as follows:  (i) fractions of ½ or greater shall be rounded to the next higher whole number and (ii) fractions less than ½ shall be rounded to the next lower number.  The total number of shares of New PNG Common Stock to be distributed to a Class of Claims shall be adjusted as necessary to account for the rounding provided in the  Plan.
ARTICLE V
BENEFICIARIES
5.1           Beneficial Interest Only.  The ownership of a beneficial interest in the Trust shall not entitle any Beneficiary or the Settlor to any title in or to the Assets or to any right to call for a partition or division of such assets or to require an accounting, except as specifically provided herein.
5.2           Ownership of Beneficial Interests Hereunder.  Each Beneficiary shall own a beneficial interest herein equal in proportion to the Pro Rata share of such Beneficiary's Allowed Claim in accordance with the Plan.
5.3           Evidence of Beneficial Interest.  Ownership of a beneficial interest in the Assets shall not be evidenced by any certificate, security, or receipt or in any other form or manner whatsoever, except as maintained on the books and records of the Trust by the Trustee.
5.4           Notice of Transfer of Beneficial Interest.  Any notice of a change of beneficial interest ownership as described in Section 10.1 of this Agreement shall be forwarded to the

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Trustee by registered or certified mail as set forth herein.  The notice shall be executed by both the transferee and the transferor, and the signatures of the parties shall be acknowledged before a notary public and as required by Bankruptcy Rule 3001(e).  The notice must clearly describe the interest to be transferred.  The Trustee may rely upon such signatures and acknowledgments as evidence of such transfer without the requirement of any further investigation.
ARTICLE VI
THIRD PARTY RIGHTS AND LIMITATION OF LIABILITY
6.1           Parties Dealing With the Trustee.  In the absence of actual knowledge to the contrary, any person dealing with the Trust or the Trustee shall be entitled to rely on the authority of the Trustee or any of the Trustee's agents to act in connection with the Assets.  There is no obligation on any Entity dealing with the Trustee to inquire into the validity or expediency or propriety of any transaction by the Trustee or any agent of the Trustee.
6.2           Limitation of Trustee's Liability.  Anything herein to the contrary notwithstanding, in exercising the rights granted herein, the Trustee shall exercise the Trustee's best judgment, to the end that the affairs of the Trust shall be properly managed and the interests of all the Beneficiaries and the Settlors are safeguarded; but the Trustee shall not incur any responsibility or liability by reason of any error of law or of any matter or thing done or suffered or omitted to be done under this Agreement, except for gross negligence, willful misconduct, fraud or intentional misconduct.
6.3           Indemnification.  The Trustee shall be indemnified and receive reimbursement against and from all loss, liability, expense (including counsel fees) or damage which the Trustee may incur or sustain in the exercise and performance of any of the Trustee's powers and duties under this Agreement, to the full extent permitted by applicable law, except if such loss, liability,

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expense or damage is finally determined by a court of competent jurisdiction to result from the Trustee's willful misconduct, fraud, intentional misconduct or gross negligence.  The amounts necessary for such indemnification and reimbursement shall be paid by the Trustee out of the Assets.  The Trustee shall not be personally liable for the payment of any Trust expense or claim or other liability of the Trust, and no Entity shall look to the Trustee personally for the payment of any such expense or liability.  This indemnification shall survive the death, dissolution, resignation or removal, as may be applicable, of the Trustee, or the termination of the Trust, and shall inure to the benefit of the Trustee's heirs and assigns.
ARTICLE VII
SELECTION, REMOVAL AND COMPENSATION OF TRUSTEE
7.1           Initial Trustee.  The initial Trustee shall be                                                                                                                     .
7.2           Term of Service.  The Trustee shall serve until (a) the completion of all the Trustee's duties, responsibilities and obligations under this Agreement and the Plan; (b) termination of the Trustee in accordance with this Agreement; or (c) the Trustee's death, resignation or removal.
7.3           Removal of a Trustee.  Any person serving as Trustee may be removed at any time by an order of the Bankruptcy Court on notice to the Trustee and Advisory Board (whose members shall initially consist of the members of the Creditors’ Committee), and a determination by the Bankruptcy Court that such removal is appropriate upon a showing of good cause.  The removal shall be effective on the date specified in the order.
7.4           Resignation of Trustee.  The Trustee may resign at any time by giving the Beneficiaries and Advisory Board at least thirty (30) days written notice of his or her intention to do so.  In the event of a resignation, the resigning Trustee shall render to the Beneficiaries a full

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and complete accounting of monies and assets received, disbursed, and held during the term of office of that Trustee.  The resignation shall be effective on the later of:  (i) the date specified in the notice; (ii) the date that is thirty days (30) after the date the notice is delivered; or (iii) the date the accounting described in the preceding sentence is delivered.
7.5           Appointment of Successor Trustee.  Upon the resignation, death, incapacity, or removal of a Trustee, the Advisory Board shall appoint a successor Trustee to fill the vacancy so created.  Any successor Trustee so appointed shall consent to and accept in writing the terms of this Agreement and agrees that the provisions of this Agreement shall be binding upon and inure to the benefit of the successor Trustee and all of their heirs and legal and personal representatives, successors or assigns.
7.6           Powers and Duties of Successor Trustee.  A successor Trustee shall have all the rights, privileges, powers, and duties of his or her predecessor under this Agreement and the Plan.
7.7           Trust Continuance.  The death, resignation or removal of the Trustee shall not terminate the Trust or revoke any existing agency created pursuant to this Agreement or invalidate any action theretofore taken by the Trustee.  In the event that a successor Trustee is not appointed within thirty (30) days of when required under this Agreement, any Beneficiary may apply to the Bankruptcy Court for appointment of a successor Trustee upon notice to the Advisory Board.
7.8           Compensation and Costs of Administration.  The Trustee shall receive fair and reasonable compensation for his/her services in accordance with his/her customary rates, which shall be a charge against and paid out of the Assets (subject to the limitations set forth in this Agreement and the Plan), provided, that no compensation may be paid to the Trustee unless and

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until the following procedures have been followed with respect to any individual request for compensation: (i) no more frequently than monthly and no less frequently than quarterly, the Trustee shall submit to the Advisory Board a statement (each, a "Statement") reflecting all fees (itemized, as applicable, to indicate the individual performing services, such individual's billable rate, a description of the services performed, the time spent, and the fees incurred) and itemized costs to be reimbursed, (ii) the amount reflected in any such Statement may be paid to the Trustee after 20 days after the delivery of the Statement as specified in clause (i) above, unless prior to the expiry of such 20-day period, the Advisory Board shall have objected in writing to any compensation reflected in the Statement, in which case the undisputed amounts may be paid and the disputed amounts may only be paid by agreement of the Trustee and the objecting party, or pursuant to Final Order of the Bankruptcy Court, which shall retain exclusive jurisdiction over all disputes regarding the Trustee's compensation.  All costs, expenses, and obligations, including without limitation filing fees, incurred by the Trustee (or professionals who may be employed by the Trustee in administering the Trust, in carrying out their other responsibilities under this Agreement, or in any manner connected, incidental, or related thereto) shall be paid from the applicable Assets prior to any distribution to the Beneficiaries (subject to the limitations set forth in this Agreement and the Plan).
7.9           Annual Reporting and Filing Requirements.
A.           Within 45 days after the end of each calendar year, the Trustee shall furnish a report to the Advisory Board of all Assets received by the Trust, all Assets disbursed to Beneficiaries, and all Assets held by the Trust during the preceding calendar year.  The Trustee's report will be available and provided to any Beneficiary upon request.

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B.           The Trustee shall file tax returns for the Trust as a grantor trust pursuant to Treasury Regulation Section 1.671-4(a) and any other applicable laws or regulations.
C.           The tax returns filed by the Trustee shall report all Trust earnings (including Trust earnings retained as a Disputed Claim Reserve) for the taxable year being reported.
ARTICLE VIII
MAINTENANCE OF RECORDS
8.1           The Trustee shall maintain books and records containing a description of all property from time to time constituting the Assets and an accounting of all receipts and disbursements.  Said books shall be open to inspection by any Beneficiary at any reasonable time during normal business hours.  The Trustee shall furnish to any Beneficiary upon written request an annual statement of receipts and disbursements of the Trust.
ARTICLE IX
DURATION OF TRUST
9.1           Duration.  The Trust shall become effective upon the Effective Date of the Plan.  Thereupon, the Trust and its provisions herein shall remain and continue in full force and effect until the earlier of two (2) years from the Effective Date (unless otherwise extended for cause by the Bankruptcy Court)or the Trust is terminated.
9.2           Termination Upon Distribution of All Assets.  Upon the payment of all costs, expenses, and obligations (including the final distribution to Beneficiaries) incurred in connection with administering the Trust, and the distribution of all remaining Assets in accordance with the provisions of the Plan, the Confirmation Order and this Agreement, the Trustee shall terminate the Trust and the Trustee shall have no further responsibility in

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connection therewith except as may be required to effectuate such termination under relevant law.
9.3           Termination After Two Years.  If the Trust has not been previously terminated pursuant to Section 9.2 hereof, on the second anniversary of the Effective Date, unless otherwise extended for cause by the Bankruptcy Court, the Trustee shall distribute all of the Assets to the Beneficiaries in accordance with the Plan and immediately thereafter, the Trust shall terminate and the Trustee shall have no further responsibility in connection therewith, except as provided in Section 9.4 below.  The Trustee, by the filing of a Motion with the Bankruptcy Court prior to the expiration of the Trust, may extend the life of the Trust in increments of only one (1) year periods.  Multiple extensions can be obtained so long as Bankruptcy Court approval is sought prior to the expiration of each extended term and so long as the Bankruptcy Court finds that the extension is necessary to the liquidating purpose of the Trust; provided, however, that the aggregate of all such extensions shall not exceed two (2) years unless the Trustee reasonably determines that additional extensions shall not jeopardize the status of the Trust as a liquidating trust for federal income tax purposes based on the applicable Internal Revenue Code, Treasury Regulations, and IRS Administrative Pronouncements.
9.4           Continuance of Trust for Winding Up.  After the termination of the Trust and for the purpose of liquidating and winding up the affairs of the Trust, the Trustee shall continue to act as such until his duties have been fully performed, including, without limitation, such post-distribution tasks as necessary to windup the affairs of the Trust.  After the termination of the Trust, the Trustee shall retain for a period of two (2) years the books, records, Beneficiary lists, and certificates and other documents and files which shall have been delivered to or created by the Trustee.  At the Trustee's discretion, all of such records and documents may, but need not, be

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destroyed at any time after two (2) years from the completion and winding up of the affairs of the Trust.  Except as otherwise specifically provided herein, upon the discharge of all liabilities of the Trust and final distribution of the Trust, the Trustee shall have no further duties or obligations hereunder.

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ARTICLE X
MISCELLANEOUS
10.1           Limitation on Transferability.  It is understood and agreed that the beneficial interest herein shall be non-assignable during the term of this Agreement except by operation of law.  An assignment by operation of law shall not be effective until appropriate notification and proof thereof is submitted to the Trustee, and the Trustee may continue to pay all amounts to or for the benefit of the assigning Beneficiaries until receipt of proper notification and proof of assignment by operation of law.  Trustee may rely upon such proof without the requirement of any further investigation.
10 2           Notices.  All notices to be given to Beneficiaries may be given by ordinary mail, or may be delivered personally, to the holders at the addresses appearing on the books kept by Trustee.  Any notice or other communication which may be or is required to be given, served, or sent to the Trustee shall be in writing and shall be sent by registered or certified United States mail, return receipt requested, postage prepaid, or transmitted by hand delivery or facsimile (if receipt is confirmed) addressed as follows:
If to the Trust:

Liquidating Trustee

With copy to:

If to the Advisory Board:

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With copy to:

or to such other address as may from time to time be provided in written notice by the Trustee.
10.3           No Bond.  Notwithstanding any state law to the contrary, the Trustee (including any successor) shall be exempt from giving any bond or other security in any jurisdiction.
10.4           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.
10.5           Successors and Assigns.  This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and assigns.
10.6           Headings.  The various headings of this Agreement are inserted for convenience only and shall not affect the meaning or understanding of this Agreement or any provision hereof.
10.7           No Execution.  All funds in the Trust shall be deemed in custodia legis until such times as the funds have actually been paid to or for the benefit of a Beneficiary, and no Beneficiary or any other Person can execute upon, garnish or attach the Assets or the Trustee in any manner or compel payment from the Trust except by Final Order of the Bankruptcy Court Payment will be solely governed by the Plan and this Agreement.
10.8           Intention of Parties to Establish Grantor Trust.  This Agreement is intended to create a grantor trust for United States federal income tax purposes and, to the extent provided by law, shall be governed and construed in all respects as such a grantor trust.
10.9           Amendment.  This Agreement may be amended only by order of the Bankruptcy Court.

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10.10           Severability.  If any term, provision covenant or restriction contained in this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions contained in this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.
IN WITNESS WHEREOF, the parties have executed this Agreement (or are deemed to have so executed this Agreement) as of the day and year written above.

PNG VENTURES, INC., ET AL.

By:

CREDITOR TRUST

By:
                                     , Liquidating Trustee

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